SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                             INFORMATION REQUIRED IN
                                 PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the  registrant  [ ]

Check the  appropriate  box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy  Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             FIRSTBANK CORPORATION
                (Name of registrant as specified in its charter)


    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)     Proposed maximum aggregate value of transaction:
         (5)     Total fee Paid:
[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
         (2)      Form, schedule, or registration statement no.:
         (3)      Filing party:
         (4)      Date filed:

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

                              FIRSTBANK CORPORATION
                              311 Woodworth Avenue
                                  P.O. Box 1029
                              Alma, Michigan 48801



     The annual meeting of the shareholders of Firstbank Corporation will be held at the Comfort Inn Conference Center at 3130 West Monroe (M-46), Alma. Michigan 48801 on April 24, 2000, at 5 p.m. (Alma time) to consider and vote upon:

          1.       Election of directors.

          2. Any other business that may properly come before the meeting or any adjournment of the meeting.

     Shareholders of record at the close of business on March 6, 2000, will be entitled to vote at the annual meeting and any adjournment of the meeting.


                                        BY ORDER OF THE BOARD OF DIRECTORS,



                                        /s/ Mary D. Deci
                                        Mary D. Deci, Vice President, Secretary
                                        and Treasurer

Alma. Michigan
March 29, 2000

--------------------------------------------------------------------------------

                                    IMPORTANT

All shareholders are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person and if you have submitted a proxy card, it will not be necessary for you to vote in person at the meeting. However, if you attend the meeting and wish to change your proxy vote, you will be given an opportunity to do so.
--------------------------------------------------------------------------------

PROXY STATEMENT

                              FIRSTBANK CORPORATION
                              311 Woodworth Avenue
                                  P.O. Box 1029
                              Alma, Michigan 48801
                            Telephone: (517) 463-3131

                         ANNUAL MEETING OF SHAREHOLDERS


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Firstbank Corporation (the "Corporation") to be voted at the annual meeting of its shareholders to be held at the Comfort Inn Conference Center at 3130 West Monroe (M-46), Alma, Michigan 48801, on Monday, April 24, 2000, at 5:00 p.m., Alma time, and at any adjournment of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and form of proxy are first being sent to shareholders on or about March 29, 2000.

     If a proxy in the accompanying form is properly executed, duly returned to the Corporation, and not revoked, the shares represented by the proxy will be voted at the annual meeting of the Corporation's shareholders and at any adjournment of that meeting. Where a shareholder specifies a choice, a proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for election of all nominees of the Board of Directors. The Corporation's management does not know of any other matters to be presented at the annual meeting. If other matters are presented, the shares represented by proxy will be voted at the discretion of the persons designated as proxies, who will take into consideration the recommendations of the Corporation's management.

     Any shareholder executing a proxy in the enclosed form has the power to revoke it by notifying the Secretary of the Corporation in writing at the address indicated above at any time before it is exercised, or by appearing at the meeting and voting in person.

     Solicitation of proxies is being made by mail. Directors, officers, and regular employees of the Corporation and its subsidiaries may also solicit proxies in person or by telephone without additional compensation. In addition, banks, brokerage firms, and other custodians, nominees, and fiduciaries may solicit proxies from the beneficial owners of shares they hold and may be reimbursed by the Corporation for reasonable expenses incurred in sending proxy material to beneficial owners of the Corporation's stock. The Corporation will pay all expenses of soliciting proxies.

Election of Directors

     The Board of Directors has nominated David D. Roslund and Thomas R. Sullivan for reelection to the Board of Directors at the annual meeting to serve three year terms that will expire in 2003.

     The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominee. Proxies will not be voted for a greater number of persons than the number of nominees named.

     A vote of shareholders holding a plurality of shares voting is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker non-votes, and other shares not voted will not be counted as shares voted.

                    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                    FOR ELECTION OF ALL NOMINEES AS DIRECTORS

Voting Securities

     At the close of business on March 6, 2000, the record date for determination of the shareholders entitled to vote at the annual meeting, the Corporation had issued and outstanding 4,677,413 shares of its Common Stock, the only class of voting securities presently outstanding. Each share entitles its holder to one vote on each matter to be voted upon at the meeting.

     The following table shows certain information concerning the number of shares of Common Stock held by the only shareholder who is known to management of the Corporation to be the beneficial owner of more than five percent of the outstanding shares of Common Stock of the Corporation as of December 31, 1999.

                                                  Amount and Nature of Beneficial Ownership(1)
                                                  -----------------------------------------
                                               Sole                 Shared
                                            Voting and             Voting or            Total
       Name & Address of                    Investment            Investment         Beneficial        Percent
       Beneficial Owner                        Power                Power    (2)      Ownership       of Class
---------------------------------         --------------       --------------         ---------       --------
Firstbank Corporation
Employee Stock Ownership
Plan ("ESOP")
311 Woodworth Avenue
Alma, Michigan 48801 (3)                      42,853                365,893            408,746          8.7%

     The following table shows certain information concerning the shares of the Corporation beneficially owned by each of the Corporation's directors and nominees for director, by the executive officers named in the summary compensation table below, and by all directors and executive officers as a group as of December 31, 1999.

                                           Amount and Nature of Beneficial Ownership (1)

                                      Sole                 Shared
                                   Voting and             Voting or
        Name of                    Investment            Investment         Total Beneficial       Percent of
   Beneficial Owner                  Power                 Power(2)            Ownership             Class
   ----------------                ---------             ----------            ---------             -----
Duane A. Carr                                              15,399                15,399                 *

Mary D. Deci                         11,526    (4)(5)        310                 11,836   (4)(5)        *

William E. Goggin                    10,137                 4,792                14,929                 *

Edward B. Grant                                             4,143                 4,143                 *

Charles W. Jennings                                         3,262                 3,262                 *

John McCormack                       57,110    (4)(5)      14,330                71,440   (4)(5)      1.52%

Phillip G. Peasley                   13,263                  185                 13,448                 *

David D. Roslund                     10,357                  232                 10,589                 *

Richard J. Schurtz                   34,906    (4)(5)                            34,906   (4)(5)        *

Thomas R. Sullivan                   17,168    (4)(5)                            17,168   (4)(5)        *

James E. Wheeler II                  10,907    (4)(5)      12,675                23,582   (4)(5)        *

All directors and
   executive officers                199,746   (4)(5)      58,767                256,513  (4)(5)      5.46%

*Represents less than 1 percent of the outstanding shares.

(1) The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares which under applicable regulations are deemed to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Investment power includes the power to dispose or to direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

(2) Includes shares as to which the indicated person is legally entitled to share voting or investment power by reason of joint ownership, trust, or other contract or property right, and shares held by spouses and children over whom the indicated person may have substantial influence by reason of the relationship.

(3) John McCormack, Dale A. Peters, Richard J. Schurtz and Thomas R. Sullivan, all officers of the Corporation, and Nancy A. Stark, Human Resources Officer for Bank of Alma, a wholly owned subsidiary of the Corporation, are the members of the Pension Committee of the Corporation. Bank of Alma is the trustee of the ESOP Trust, which holds shares of the Corporation for the ESOP. The trustee has voting and limited investment power over shares, if any, held by the ESOP Trust which have not been allocated to individual accounts, and limited investment power over shares which have been allocated to individual accounts. The Pension Committee has the power to direct the trustee as to the voting of the shares held by the ESOP Trust that have not been allocated to an individual account, if any. Each of the members of the Pension Committee disclaims beneficial ownership of shares held by the ESOP (except shares allocated to the person's individual account under the ESOP), and ESOP shares are not reported as beneficially owned by the members of the Pension Committee as individuals unless the shares have been allocated to the person's individual account under the ESOP.

(4)      Includes shares allocated to individual accounts under the ESOP.

(5) Shares that may be acquired pursuant to stock options that are exercisable within 60 days are included in the table. The number of shares subject to such options for Mr. McCormack is 22,497 shares; Ms. Deci is 6,698 shares; Mr. Sullivan is 8,561 shares; Mr. Wheeler is 8,034 shares; Mr. Schurtz is 2,756 shares; and officers as a group is 64,189 shares. No other listed person owns options.

Board of Directors

     The Articles of Incorporation of the Corporation provide that the Board of Directors will be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The present Board of Directors consists of seven persons who were elected to the Board of Directors for terms of three years each by the Corporation's shareholders. The term of office of one class of directors consisting of two directors expires in 2000.

     Biographical information concerning the current directors and the nominees who are nominated for election to the Board of Directors at the annual meeting is presented below. Except as otherwise indicated, all directors and nominees have had the same principal employment for over five years.

Nominees for 3-Year Terms Expiring in 2003

          David D. Roslund (age 59) has been a director of the Corporation since 1995 and has been a director of Bank of Alma since 1990. Mr. Roslund, a certified public accountant, is the Administrator of Wilcox Health Care Center, a nursing home located in Alma. He also is an investor in, and manager of, several local small businesses.

          Thomas R. Sullivan (age 49) was named President-Elect of the Corporation in June 1999, and became President on January 1, 2000. He has also served as President, Chief Executive Officer and a director of Firstbank, Mt. Pleasant, since 1991. Mr. Sullivan had been Executive Vice President of the Corporation since 1996 and served as Vice President of the Corporation from 1991 to 1996. Mr. Sullivan was appointed to fill the unexpired term of John McCormack on January 3, 2000.

Directors with Terms Expiring in 2002

          Edward B. Grant (age 50) has been a director of Firstbank, Mt. Pleasant, a wholly owned subsidiary of the Corporation, since 1988, and of the Corporation since 1990. He has served as Chairman of the Board of Firstbank since 1989. Mr. Grant is the Director of Public Broadcasting at Central Michigan University.

          Phillip G. Peasley (age 66) has been a director of Bank of Alma, a wholly owned subsidiary of the Company, since 1973, and of the Corporation since 1985. He is the Operations Manager of Peasley's Hardware & Carpeting Inc., a retail hardware and floor coving store.

Directors with Terms Expiring 2001

          Duane A. Carr (age 60) has been a Director of Bank of Lakeview since 1980 and of the Corporation since 1998. He is an attorney with the law firm of Carr and Mullendore in Greenville, Michigan. He is an active farmer in Carr Farms Partnership in Lakeview, Michigan.

          William E. Goggin (age 54) has been a director of Bank of Alma since 1974, and of the Corporation since 1985. Mr. Goggin has served as Chairman of the Board of the Corporation since 1986. He is an attorney with the law firm of Goggin & Baker .

          Charles W. Jennings (age 63) has been a director of 1st Bank, a wholly owned subsidiary of the Corporation, since 1987, and a director of the Corporation since 1989. Mr. Jennings is an attorney with the law firm of Jennings & Ellias, P.C.

     The Board of Directors of the Corporation has a standing audit committee. It is the duty of the audit committee to cause a suitable examination of the Corporation's financial records and operations, and those of its subsidiaries, to be made by the internal auditor through a program of continuous internal audits; to recommend to the Board of Directors the appointment of independent auditors to audit the consolidated financial statements of the Corporation and its subsidiaries and make such additional examinations as the committee deems advisable; to review reports of examination of the Corporation and its subsidiaries received from regulatory authorities; and to report to the Board of Directors at least once each calendar year on the results of examinations made and offer such conclusions and recommendations as the committee deems appropriate. Messrs.

Goggin, Grant, and Roslund serve on this committee. During 1999, the audit committee held four meetings.

     The Board of Directors of the Corporation does not have standing nominating or compensation committees. The entire Board of Directors performs the functions of those committees. In making nominations for election to the Board of Directors, the Board of Directors will consider recommendations of shareholders. Shareholders who wish to recommend nominees should submit their recommendations in writing, delivered or mailed to the Secretary of the Corporation.

     The Board of Directors of the Corporation held 12 regularly scheduled and 1 special meeting during 1999. All incumbent directors attended at least 75 percent of all meetings of the Board of Directors and any committees on which they served.

Report on Executive Compensation

     All of the officers of the Corporation are also officers of one or more of the Corporation's subsidiary banks. They serve as officers of the Corporation as an incident to their primary service as an officer and employee of a subsidiary bank and, except for certain directors' fees, receive no compensation directly from the Corporation. Although there is a great deal of communication between the Board of Directors of the Corporation and the Boards of Directors of the banks, the Boards of Directors of the banks retain authority and responsibility for setting compensation for their own officers, including those officers who also serve as officers of the Corporation.

     The entire Board of Directors of the Corporation serves as a compensation committee, with Mr. McCormack excused from meetings where decisions with respect to his own compensation are made. The entire Board of Directors of the Corporation, except Mr. McCormack, serves as a committee to administer the Stock Option and Restricted Stock Plan of 1993 (the "1993 Plan") and the Stock Option and Restricted Stock Plan of 1997 (the "1997 Plan"). The Corporation's Board of Directors has responsibility for establishing the formal employee benefit plans which are available to the employees of all of the subsidiary banks. These plans currently include a qualified employee stock ownership and 401(k) plan, a non-qualified deferred compensation plan, the 1993 Plan, and the 1997 Plan. The Board of Directors of the Corporation reviews the compensation to be paid to the chief executive officers of the subsidiary banks, each of whom is also an officer of the Corporation. Recommendation and formal authorization of the compensation of the subsidiary bank chief executive officers is, however, the role of the Boards of Directors of the subsidiary banks.

     All officers receive a salary and, if net income is satisfactory, an annual cash bonus. It is the policy of the Corporation and the banks to set salaries at levels which will be competitive with other comparable financial institutions in order to enable the Corporation and the banks to retain, and when needed attract, qualified executive officers. Information on compensation levels of other institutions is obtained from compensation surveys published by the Michigan Bankers Association, the Bank Administration Institute and from other similar sources. In setting salaries, the Corporation and the banks also seek to assure relative fairness in the compensation of officers and to recognize the value of the contribution that each makes to the Corporation's success. Annual cash bonuses are based on a discretionary evaluation of the performance of the Corporation and the bank served by the officer. Bonuses also take into account recognition of specific personal achievements of the individual officers.

     During 1999, stock options were awarded under the 1993 Plan and 1997 Plan to all full-time benefit eligible employees as of January 1, 2000. The number of shares subject to each option was based on the position and a discretionary assessment of the performance of each grantee. The options awarded in 1999 vest over different periods of time depending on the employment classification of the grantee. All options awarded to hourly employees become fully vested six months after the grant date. Options awarded to salaried employees vest over a period of nine years from the date of the grant with 10% vesting six months after the grant date and an additional 10% vesting on each anniversary of the date of the grant. Both the 1993 Plan and the 1997 Plan allow the Corporation to issue restricted stock to officers and employees of the Corporation and its subsidiaries. However, no shares of restricted stock were awarded in 1999.

     The Corporation generally maintains a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to executive officers does not exceed 10% of each executive officer's respective annual salary and bonus.

     Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Corporation's Board of Directors has examined its executive compensation policies in light of
Section 162(m) and the regulations issued by the Internal Revenue Service to implement that section. It is not expected that any portion of the Corporation's deduction for employee remuneration will be disallowed in 2000 or in future years by reason of actions expected to be taken in 2000.

     The salary and bonus of John McCormack, President and Chief Executive Officer of the Corporation and Bank of Alma, was recommended by the Compensation Committee of Bank of Alma and approved by the Boards of Directors of the Corporation and Bank of Alma. In recommending and approving Mr. McCormack's salary, the committee and the boards considered a survey of compensation paid to executive officers by Michigan financial institutions of more or less comparable size. Mr. McCormack's salary, bonus, and stock option awards were also based on a discretionary evaluation of Mr. McCormack's personal performance and the operating results of the Corporation and Bank of Alma. For this purpose, the committee and the Boards of Directors focused on the earnings of the Corporation and Bank of Alma in the year just completed, the quality and productivity of the management team, reductions in administrative staffing, and continuing improvements made in loan quality, loan and loan allowance management, and loan documentation and procedure.

                                                   Respectfully submitted,

                                                   Duane A. Carr
                                                   William E. Goggin
                                                   Edward B. Grant
                                                   Charles W. Jennings
                                                   John McCormack
                                                   Phillip G. Peasley
                                                   David D. Roslund

Stock Performance

     The following graph compares the cumulative total shareholder return on the common stock of the Corporation to the KBW 50 Index, published by Keefe, Bruyette & Woods, Inc., and the Standard & Poor's 500 Stock Index assuming a $100 investment at the end of 1994. The Standard & Poor's 500 Stock Index is a broad equity market index. The KBW 50 Index is composed of 50 money center and regional bank holding companies. Cumulative total return is measured by dividing
(i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period. The Standard & Poor's 500 Index and the KBW 50 Index assume dividend reinvestment.



(GRAPH OMITTED)




The table below shows dollar values for cumulative total shareholder return plotted in the graph above.

                                  1994         1995         1996          1997         1998         1999
                                  ----         ----         ----          ----         ----         ----
Firstbank                        100.00       143.23       211.59        329.22       500.82        354.65
S& P 500                         100.00       137.58       169.17        225.61       290.09        351.13
KBW 50                           100.00       160.16       226.56        331.21       358.62        346.17

Compensation of Directors and Executive Officers

     Executive officers of the Corporation are compensated by Bank of Alma, Firstbank, 1st Bank, or Bank of Lakeview, in accordance with their employment with the applicable banks. They do not receive any compensation directly from the Corporation, except for directors' fees paid by the Corporation to Mr. McCormack. Presented below is the remuneration paid for the three years ended December 31, 1999, by Bank of Alma, Firstbank, 1st Bank, and Bank of Lakeview to the five most highly compensated officers of the Corporation for the year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                   Annual Compensation            Long Term           All Other
Name and Principal Position           Year         Salary(1)      Bonus(1)       Compensation       Compensation(5)
---------------------------           ----         --------       --------       ------------       --------------
                                                                                 Securities

                                                                                 Underlying
                                                                                 Options(2)
                                                                                 ----------
John McCormack
President, Chief Executive            1999         $209,543      $51,380             0              $6,532
Officer and director of the           1998          168,561       50,540         3,308               5,945
Corporation and                       1997          157,605       37,677         3,473               6,013
Bank of Alma

Thomas R. Sullivan
Executive Vice President              1999         $129,644      $20,000         1,313              $5,370
of the Corporation and                1998          119,671       25,000         2,756               4,897
President, Chief Executive            1997          109,699       20,000         2,894               4,616
Officer and director of
Firstbank, Mt. Pleasant

Richard J. Schurtz
Vice President of the                 1999         $108,984      $44,000         1,313              $4,108
Corporation and President             1998          106,048       15,139         2,756               4,008
and Chief Executive Officer           1997 (3)       40,788            0        28,742 (4)           1,542
of Bank of Lakeview

James E. Wheeler II
Vice President of the                 1999          $92,845      $24,000         1,050              $2,925
Corporation and Executive             1998           89,255       23,750         2,205               2,624
Vice President and Chief              1997           85,266       20,275         2,315               2,793
Loan Officer of Bank of Alma

Mary D. Deci
Vice President of the                 1999          $87,759      $23,640         1,050              $4,513
Corporation and Executive             1998           84,269       23,400         2,205               4,366
Vice President and Chief              1997           79,282       24,000         2,315               4,232
Financial Officer of
Bank of Alma

-----------------------------------------------------

(1) Includes directors' fees and compensation voluntarily deferred under the ESOP and under the Firstbank Corporation Nonqualified Deferred Compensation Plan.

(2) The numbers of shares subject to stock options have been adjusted to reflect stock dividends and a stock split.

(3)      Partial year compensation.

(4) Mr. Schurtz received options to purchase 25,847 shares of Firstbank Corporation stock pursuant to the 1997 acquisition of Bank of Lakeview.

(5) All other compensation for the year ended December 31, 1999, is comprised of matching contributions under the ESOP as follows:

                   John McCormack                  $6,532
                   Thomas R. Sullivan               5,370
                   Richard J. Schurtz               4,108
                   James E. Wheeler II              2,925
                   Mary D. Deci                     4,513

     Stock options are believed to help align the interests of employees with the interests of shareholders by promoting stock ownership by employees and by rewarding them for appreciation in the price of the Corporation's stock. Stock options which were granted or outstanding during 1999 were granted under the 1993 and 1997 Plans.

     The following tables set forth information concerning stock options granted to and retained by the named executive officers of the Corporation during 1999. Mr. Schurtz exercised options totally 28,742 shares during 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                              Individual Grants
                              ------------------------------------------
                                          Percent of
                                             Total                                  Potential Realizable Value at
                             Number of      Options                                   Assumed Annual Rates of
                              Shares      Granted to                                  Stock Price Appreciation
                            Underlying     Employees                                     for Option Term
                              Options      In Fiscal  Exercise  Expiration          -------------------------
       Name                 Granted(2)       Year     Price(1)     Date            0%         5%         10%
       ----                 ----------       ----     --------     ----            --         --         ---
John McCormack                   0            0%         N/A        N/A            $0         $0         $0
Thomas R. Sullivan             1,313         3.0%       21.67    11/30/09           0       17,891     45,339
Richard J. Schurtz             1,313         3.0%       21.67    11/30/09           0       17,891     45,339
James E. Wheeler II            1,050         2.4%       21.67    11/30/09           0       14,307     36,258
Mary D. Deci                   1,050         2.4%       21.67    11/30/09           0       14,307     36,258

                             YEAR END OPTION VALUES

                                  Number of Shares Underlying             Value of Unexercised
                                    Unexercised Options at               In-the-Money Options at
                                          Year End(2)                           Year End
                                          -----------                           --------
       Name                        Exercisable/Unexercisable            Exercisable/Unexercisable
       ----                        -------------------------            -------------------------
John McCormack                          22,497 /     0                      $145,798 /      0

Thomas R. Sullivan                       8,561 / 9,488                        70,005 / 30,021

Richard J. Schurtz                       4,069 / 1,313                             0 /      0

James E. Wheeler II                      8,034 / 8,014                        68,871 / 28,329

Mary D. Deci                             6,698 / 7,675                        54,341 / 24,715

------------------------------------

(1) The per share exercise price of each option is equal to the market value of the common stock on the date each option was granted. All outstanding options were granted for a term of ten years. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement, or other termination of employment. No option is exercisable until six months after the date of grant. Except for options granted in 1994 which became fully vested six months after the date of grant, the right to exercise options vests over nine years with 10% becoming vested six months from the grant date and an additional 10% vesting on each anniversary of the date of grant.

(2) The numbers have been adjusted in accordance with the 1993 Plan and the 1997 Plan to reflect stock dividends and a stock split.

     The Corporation pays its Chairman of the Board a retainer of $3,000 per year and pays each of its directors who is not compensated as an officer of the Corporation a fee of $500 for each regular Board of Directors meeting attended, $700 for each full day and $500 for each half day special Board of Directors meeting attended, and $200 for each conference call in which the director participates. In addition, directors who serve on the Corporation's audit committee are paid $150 for each committee meeting attended.

     Each director or nominee of the Corporation is also a director of Bank of Alma, Firstbank, 1st Bank, or Bank of Lakeview. Bank of Alma pays its Chairman of the Board a retainer of $3,000 per year and pays each of its directors who is not compensated as an officer of Bank of Alma a fee for each regular Board of Directors meeting attended based on years served as a director. For each regular meeting, directors that have served up to five years receive $300, six through ten years receive $400, and over ten years receive $500. Each director attending a special full day Board of Directors meeting receives $600, and for each half day meeting, $350. In addition, directors of Bank of Alma who serve on committees are paid $200 for each executive committee meeting attended and $100 for each other committee meeting attended.

     Bank of Alma, Firstbank, and Bank of Lakeview pay the Chairmen of their Board of Directors a retainer of 200 shares of Firstbank Corporation common stock per year. Bank of Alma, Firstbank, 1st Bank, and Bank of Lakeview pay each of their other directors, who is not compensated as an officer of the bank, a retainer of 100 shares of Firstbank Corporation common stock. In addition, Firstbank, 1st Bank, and Bank of Lakeview pay each director a fee of $200 for each regular Board of Directors meeting attended and $100 for each committee meeting attended. Directors of all the banks have the option of receiving meeting fees in cash or Firstbank Corporation common stock. Firstbank and 1st Bank pay directors $300 for each special Board of Directors meeting attended.

     Directors of the Corporation and each subsidiary bank may elect to defer their director fees under the Firstbank Corporation Nonqualified Deferred Compensation Plan. Deferrals are discretionary and each director is permitted to select an investment option for the deferred fees under the Deferred Compensation Plan.

Section 16(A) Beneficial Ownership Reporting Compliance

     The Exchange Act requires the Corporation's directors, officers, and persons who own more than 10% of the Corporation's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). SEC regulations require such reporting persons to furnish the Corporation with copies of all such reports they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, the Corporation believes that, from January 1, 1999, through December 31, 1999, its directors, officers, and greater than 10% shareholders complied with all applicable filing requirements.

Compensation Committee Interlocks and Insider Participation

     The entire Board of Directors of the Corporation serves as a compensation committee. Mr. McCormack, the President and Chief Executive Officer of the Corporation, has served on the Board of Directors and participated in deliberations concerning compensation of other executive officers. Mr. McCormack, however, has been excused from meetings at which decisions with respect to his own compensation have been made. The entire Board of Directors, except Mr. McCormack, serves as a committee to administer the 1993 and 1997 Plans.

     Mr. Goggin is the owner of Goggin & Baker, a law firm which Bank of Alma has retained in prior years and proposes to retain in the current fiscal year. Fees paid by the Corporation and its subsidiaries represented less than 5% of the gross revenues of the law firm during 1999. Mr. Jennings is the President and Owner of Jennings & Ellias, P.C., a law firm which has performed services for 1st Bank in prior years and which 1st Bank may continue to use for legal matters in the future. Fees paid by the Corporation and its subsidiaries represented less than 5% of the gross revenues of the law firm during 1999. Mr. Carr is a partner and 50% owner of Carr and Mullendore, a law firm which has performed services for Bank of Lakeview in prior years and which Bank of Lakeview may continue to use for legal matters in the future. Fees paid by the Corporation and its subsidiaries represented less than 5% of the gross revenues of the law firm during 1999.

     Directors and officers of the Corporation and their associates were customers of, and had transactions with, the Corporation's subsidiary banks in the ordinary course of business between January 1, 1999, and December 31, 1999. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. All loans to directors, officers, and their associates were current as of December 31, 1999.

Independent Auditors

     The Board of Directors of the Corporation has appointed the firm of Crowe, Chizek and Company LLP, certified public accountants, as independent auditors of the Corporation for the 2000 fiscal year. Crowe, Chizek and Company LLP also examined and reported on the Corporation's financial statements as of, and for the year ended, December 31, 1999. A representative of Crowe, Chizek and Company LLP is expected to be present at the annual shareholders' meeting and have an opportunity to make a statement if the representative desires to do so. The Crowe, Chizek and Company LLP representative is also expected to be available to respond to appropriate questions.

Shareholder Proposals

     Shareholder proposals intended to be presented at the next annual meeting must be received by the Corporation for inclusion in its proxy statement and form of proxy relating to that meeting by November 29, 2000. Shareholder proposals should be made in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and should be addressed to Mary D. Deci, Secretary, Firstbank Corporation, 311 Woodworth Avenue, Alma, Michigan 48801. Proxies to be solicited by the Corporation to vote at the annual meeting of shareholders to be held in 2000 may confer discretionary authority on the persons named as proxies to vote on any matter if the Corporation did not have notice of the matter by February 14, 2001.

                                                        Firstbank Corporation





                                      1999
                                  Annual Report





This 1999 Annual Report contains audited financial statements and a detailed financial review. This is Firstbank Corporation's 1999 annual report to shareholders. Although attached to our proxy statement, this report is not part of our proxy statement, is not deemed to be soliciting material, and is not deemed to be filed with the Securities and Exchange Commission (the "SEC") except to the extent that it is expressly incorporated by reference in a document filed with the SEC.

The 1999 Report to Shareholders accompanies this proxy statement. That report presents information concerning the business and financial results of Firstbank Corporation in a format and level of detail that we believe shareholders will find useful and informative. Shareholders who would like to receive even more detailed information than that contained in this 1999 Annual Report are invited to request our Annual Report on Form 10-K.

Firstbank Corporation's Form 10-K Annual Report to the Securities and Exchange Commission will be provided to any shareholder without charge upon written request. Requests should be addressed to Mary Deci, Chief Financial Officer, Firstbank Corporation, 311 Woodworth Avenue, P.O. Box 1029, Alma, Michigan 48801-6029.

--------------------------------------------------------------------------------

                               PRESIDENT'S MESSAGE

TO OUR SHAREHOLDERS:

Building on Strength, the theme of this year's Annual Report, is a phrase which aptly conveys both the accomplishments of 1999, and our outlook for the year 2000 and beyond. Firstbank Corporation has a strong foundation of financial performance, asset quality, experienced and dedicated staff members, and a spirit of innovation and entrepreneurship that will be the building blocks of our future success.

This foundation was created through the leadership of John McCormack, who retired as the President and Chief Executive Officer of Firstbank Corporation at year end 1999, after almost 40 years of service. His many contributions to our company are detailed on page three of this report, and I am sure I speak for all of our shareholders, directors, officers and staff members when I wish John and Betty many happy and healthy years of retirement. I am pleased to advise you that John will remain involved with our company, and will continue to contribute to our success as a member of the Board of Directors of Bank of Alma.

Our company's financial strength was once again demonstrated during 1999 as we posted another record year of growth and earnings. Total assets at year end exceeded $650 million for the first time in our history, and our loans increased by over 15% to $508 million at December 31, 1999. We continued to stress lending to the small and mid-size businesses in our local communities, as our larger statewide and national competitors continued their migration away from the smaller markets. Commercial lending increased by $36 million to over $228 million, an increase of 18.54%.

This balance sheet growth resulted in record net income for 1999 in excess of $8 million. We posted $8,036,000 of net earnings, or $1.70 basic earnings per share adjusted for the 5% stock dividend paid in December 1999, an increase of over 10% from our 1998 earnings of $7,303,000, or $1.54 per share. These record earnings improved our return on average assets and return on average equity to 1.31% and 13.37%, respectively, from the 1998 levels of 1.30% and 12.98%. Shareholders' equity increased to over $61 million at year end 1999, a level which substantially exceeds all regulatory requirements, and which provides us the strong capital base needed to continue our growth. By virtually every financial measure 1999 was an outstanding year for our company.

As shareholders, we all participated in this success through an increased cash dividend and, for the eighth consecutive year, a 5% stock dividend. Cash dividends, adjusted for the stock dividend, increased from $0.53 per share in 1998 to $0.61 per share in 1999, an increase of over 15%. The stock dividend was paid on December 31, 1999 to shareholders of record on December 16, 1999.

This success did not translate positively to our stock price, however. With the steady increase of interest rates throughout the second half of 1999, investors' infatuation with high technology stocks, and computer processing concerns due to the Year 2000 transition, bank stocks were out of favor during 1999. The decline in our stock value was reflective of the general decline in the stock prices of other banking companies. It has long been understood that stock investors, and especially investors in bank stocks, should be evaluating their investment over a long time horizon, and not a single year. Our stock performance compares favorably with our peers, and even many of the popular indexes, when measured over longer time frames. As a result of the price decline and the Company's strong capital position, the Board of Directors authorized an extension of our stock repurchase program. The 200,000 share repurchase program authorized in 1999 was substantially completed, and the Board authorized the repurchase of another 250,000 shares in open market and privately negotiated transactions. Be assured that we remain committed to increasing shareholder value, and that our focus on growth, asset quality and earnings should result in improved valuation of our stock.

During this period of high loan growth we have demonstrated our strong commitment to asset quality. Net charge offs during 1999 were $246,000, which represents only .05% of average loans. Our reserve for loan losses now exceeds $9,000,000, and represents 1.83% of total loans. These ratios compare very favorably with our peer banks. When coupled with our high quality portfolio, strong independent loan review program, and history of low loan losses, our reserves for potential loan losses are considered to be very strong.

Perhaps the most important building blocks upon which our company is based are the talents and dedication of our people. The following pages will profile the banks and subsidiaries which comprise our company, and introduce you to a few of the members of our staff who help to lead our various units. The year end retirements of John McCormack and Richard Schurtz (who had been the President and Chief Executive Officer of Bank of Lakeview), have necessitated a number of appointments. Our ability to fill these positions from within our banks illustrates the strength and depth of our staff. Jim Wheeler, who joined Bank of Alma in 1989 and had most recently been serving as Executive Vice President and Senior Lending Officer, was named President and Chief Executive Officer of Bank of Alma. Bill Benear, who joined Bank of Lakeview in 1994 as Executive Vice President with more than 20 years of banking experience, was named President and Chief Executive Officer of Bank of Lakeview. My appointment as the President and Chief Executive Officer of Firstbank Corporation became effective January 1, 2000. I will continue to also serve as the President of Firstbank, Mt. Pleasant, which is the position I have held since December 1991.

This type of strength and depth of personnel is also illustrated through two other initiatives. We have successfully used a "management team" concept in our new Operations Center since its opening in late 1998. Seven individuals from the various data processing, operations, and accounting areas have accepted the responsibility for providing corporate services to all of our subsidiaries. Their cooperation and teamwork had a positive impact on our operations, and will continue to yield improved cost efficiencies and an orientation to "best practices" throughout our company. Also, our creation of The Learning Center at our Bank of Alma location provides the company with a fully equipped training facility from which we will continue to emphasize that the development of our human resources is critical to our success.

The members of our Boards of  Directors  are also  important  components  of our success. Our decentralized system of management, which delegates critical customer service and loan decision making responsibility to the management teams and Boards of Directors of each subsidiary, requires that our directors be strong advocates on behalf of our communities, our customers, and our shareholders. Their input and guidance are essential in helping to move our company forward.

Innovation, and an entrepreneurial approach to the financial services that Firstbank Corporation offers, have also become strengths. Since its formation in 1995, 1st Armored, our armored car company that provides service to over 50 businesses in central and northeastern Michigan, has been extremely successful. We established 1st Collections in 1999, which is a collection agency serving our banks and outside companies. Opening first quarter of 2000 will be 1st Title, a title insurance agency providing services to our banks, local realtors and other mortgage lenders. These new businesses will further diversify our company, supplement the growth of our banks, and lead to additional sources of fee income for us in the future. We have also made application to the regulatory agencies to form a new community bank in St. Johns, Michigan. This de novo bank, to be called Firstbank - St. Johns, will be a wholly-owned subsidiary of our company with its own local board of directors and management team. We expect that this new addition to our banking family will open during the second quarter of 2000.

We have established a strong foundation for our company. As the banking and financial services industries expand, change, and present new opportunities, we are prepared to meet those new challenges. We will continue to manage our company by building on our strengths. We will continue focusing on customer service, growth, earnings, and asset quality, while fostering an atmosphere which encourages our staff members to perform at their highest level in a creative and entrepreneurial style.

We are looking forward to a bright future, and truly appreciate the support and encouragement that we receive from our shareholders and customers.

Sincerely,

/s/ Thomas R. Sullivan
Thomas R. Sullivan
President & Chief Executive Officer

                              FINANCIAL HIGHLIGHTS
                              Firstbank Corporation

For the year:                                          1999            1998            1997           1996            1995
                                                       ----            ----            ----           ----            ----
(Dollars in thousands, except per share data)
  Interest income                                   $46,062         $44,484         $37,864        $31,016         $27,394
  Net interest income                                26,779          25,131          21,334         17,735          15,593
  Provision for loan losses                             514           1,177           1,398          1,838           1,085
  Noninterest income                                  5,837           5,868           3,697          3,297           2,471
  Noninterest expense                                20,536          19,402          15,825         12,790          11,813
  Net income                                          8,036           7,303           5,558          4,643           3,865

At year end:
  Total assets                                      650,552         603,014         536,322        404,571         352,943
  Total earning assets                              596,623         555,254         486,949        372,777         327,232
  Loans                                             508,238         441,028         404,808        314,620         264,847
  Deposits                                          491,404         494,053         445,666        358,669         307,007
  Other borrowings                                   90,203          40,894          28,823          9,072          11,842
  Shareholders' equity                               61,032          59,775          54,532         33,088          29,853

Average balances:
  Total assets                                      612,459         560,938         460,439        372,829         330,079
  Total earning assets                              566,061         516,455         427,640        350,500         308,797
  Loans                                             464,581         414,322         353,061        290,181         243,806
  Deposits                                          491,368         467,615         395,883        324,135         288,692
  Other borrowings                                   47,120          29,065          17,948         14,145          10,401
  Shareholders' equity                               60,110          56,253          41,240         30,640          27,569

Per share:(1)
  Basic earnings                                       1.70            1.54            1.34           1.24            1.04
  Diluted earnings                                     1.66            1.48            1.30           1.22            1.03
  Cash dividends                                        .61             .53             .43            .34             .28
  Shareholders' equity                                13.00           12.57           11.52           8.78            7.92

Financial ratios:
  Return on average assets                            1.31%           1.30%           1.21%          1.25%           1.17%
  Return on average equity                           13.37%          12.98%          13.48%         15.15%          14.02%
  Average equity to average assets                    9.81%          10.03%           8.96%          8.22%           8.35%
  Dividend payout ratio                              35.78%          34.16%          33.51%         27.94%          26.23%

        Bank of Lakeview results are included from August 8, 1997, the date of acquisition.
(1)All per share amounts adjusted for stock dividends and stock split


The Company's Form 10-K Annual Report to the Securities and Exchange Commission will be provided to any shareholder without charge upon written request. Requests should be addressed to Mary D. Deci, Chief Financial Officer, Firstbank Corporation, 311 Woodworth Avenue, P. O. Box 1029, Alma, Michigan 48801-6029.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The purpose of this section of the annual report is to provide a narrative discussion about Firstbank Corporation's financial condition and results of operations. Please refer to the consolidated financial statements and the selected financial data presented in this report in addition to the following discussion and analysis.


RESULTS OF OPERATIONS


Highlights

The Company posted record net earnings for the eighth consecutive year. Net income of $8,036,000 exceeded 1998 results of $7,303,000 by 10%. For the past five years, net income has increased at an annual compound growth rate of over 20%. The Company's results reflect continued strength of core banking activities as opposed to the effect of nonrecurring or unusual factors. Contributing to the record results of 1999 was a $41 million increase in earning assets.

Management believes that standard performance indicators help evaluate the Company's performance. The Company posted a return on average assets of 1.31%, 1.30% and 1.21% for 1999, 1998 and 1997 respectively. Total average assets increased $52 million in 1999, $100 million in 1998 and $88 million in 1997. Return on average equity was 13.37% in 1999 compared to 12.98% and 13.48% in 1998 and 1997. Average equity increased $4 million in 1999. Basic earnings per share were $1.70, $1.54 and $1.34 for 1999, 1998 and 1997. Diluted earnings per share were $1.66, $1.48 and $1.30 for the same time periods.

Net Interest Income

The core business of the Company is earning interest on loans and securities and paying interest on deposits and borrowings. In successfully managing this business, the Company has increased its net interest income by $1.5 million for 1999 for a 5.6% gain when compared to 1998. Net interest margin declined to 4.92% in 1999 compared to 5.06% in 1998 and 5.16% in 1997, but continues to remain substantially above peer performance. During 1999, the Company's loan to deposit ratio was 93% compared to 87% in both 1998 and 1997. Ending loans grew $67 million or 15% during 1999.

A critical task of management is to price assets and liabilities so that the spread between the interest earned on assets and the interest paid on liabilities is maximized without unacceptable risks. While interest rates on earning assets and interest bearing liabilities are subject to market forces, in general the Company can exert more control over deposit costs than earning asset rates. Loan products carry either fixed rates of interest or rates tied to market indices determined independently. The Company sets its own rates on deposits, providing management with some flexibility in determining the timing and proportion of rate changes for the cost of its deposits.

The following table presents a summary of net interest income for 1999, 1998 and 1997. In 1999, the average rate realized on earning assets was 8.37%, a decrease of 45 basis points from the 1998 results of 8.82%, and a 65 basis point reduction from the rate of 9.02% realized in 1997. During the first quarter of 1997, the prime rate decreased 25 basis points, and then remained unchanged for the balance of the year. In 1998, prime was reduced 25 basis points three times during the fourth quarter. Prime rate changes in 1999 reversed the 1998 actions with three increases of 25 basis points each during the last half of 1999. If the prime rate remains steady or increases, management expects the yield on earning assets to increase. At December 31, 1999, slightly over 16% of the loan portfolio was comprised of variable rate instruments. Those loans will reprice monthly or quarterly as rates change. The remaining 84% of the loan portfolio is made up of fixed rate loans that do not reprice until maturity. Of the fixed rate loans, approximately $107 million or 21% of the loan portfolio mature within the next twelve months and are subject to rate adjustments at maturity.

Summary of Consolidated Net Interest Income

                                               Year Ended                    Year Ended                      Year Ended
                                            December 31, 1999             December 31, 1998               December 31, 1997
                                            -----------------             -----------------               -----------------

                                        Average              Average   Average              Average  Average              Average
(Dollars in thousands)                  Balance    Interest   Rate     Balance    Interest   Rate    Balance    Interest    Rate
Average Assets
  Interest earning assets:
    Taxable securities                  $ 60,033   $  3,651  6.08%     $ 55,861   $  3,431   6.15%   $  40,255  $  2,546    5.90%
    Tax exempt securities (1)             33,307      2,572  7.72        33,455      2,589   7.74       29,123     2,352    8.07
                                         -------    -------             -------    -------            --------   -------
      Total securities                    93,340      6,223  6.67        89,316      6,020   6.74       69,378     4,898    7.05

    Loans (1) (2)                        462,516     40,467  8.75       412,884     38,768   9.39      352,539    33,412    9.46
    Federal funds sold                     4,190        208  4.96        13,446        728   5.41        5,414       289    5.37
    Interest bearing deposits                999         55  5.50           809         42   5.20          309        22    7.17
                                       ---------  ---------           ---------  ---------           --------- ---------
      Total earning assets               561,045     46,953  8.37       516,455     45,558   8.82      427,640    38,621    9.02

  Nonaccrual loans                         2,034                          1,432                            519
  Less allowance for loan loss            (9,213)                        (8,543)                        (7,142)
  Cash and due from banks                 18,877                         19,173                         16,413
  Other non earning assets                34,700                         32,421                         23,009
                                        --------                       --------                       --------
      Total assets                      $607,443                       $560,938                       $460,439
                                         =======                        =======                        =======

Average Liabilities
  Interest bearing liabilities:
    Demand                              $143,828    $ 4,662  3.24%     $126,030     $4,440   3.52%   $ 95,572   $  3,393    3.55%
    Savings                               72,412      1,776  2.45        67,085      1,734   2.58      61,286      1,664    2.71
    Time                                 204,417     10,485  5.13       211,243     11,718   5.55     188,378     10,571    5.61
    Federal funds purchased and
      repurchase agreements               29,343      1,385  4.72        17,601        757   4.30      13,468        624    4.62
    Notes payable                         17,777        975  5.49        11,464        704   6.14       4,480        278    6.08
                                        --------   --------           ---------    -------          ---------    -------
      Total interest bearing liabilities 467,777     19,283  4.12       433,423     19,353   4.47     363,184     16,530    4.49

  Demand deposits                         70,711                         63,257                        50,647
                                        --------                       --------                      --------
      Total funds                        538,488                        496,680                       413,831

  Other non interest bearing liabilities   8,203                          8,000                         5,368
                                        --------                       --------                     ---------
      Total liabilities                  546,691                        504,680                       419,199

  Average shareholders' equity            60,752                         56,258                        41,240
                                        --------                       --------                      --------
       Total  liabilities and
       shareholders' equity             $607,443                       $560,938                      $460,439
                                         =======                        =======                       =======
  Net interest income (1)                           $27,670                        $26,205                       $22,091
                                                     ======                         ======                        ======

  Rate spread (1)                                            4.25%                           4.35%                        4.53%
                                                             ====                            ====                         ====

  Net interest margin (percent of
    average earning assets)  (1)                             4.92%                           5.06%                        5.16%
                                                             ====                            ====                         ====

(1) Presented on a fully taxable equivalent basis using a federal income tax rate of 34%.
(2) Interest income includes amortization of loan fees of $1,312,400, $1,726,000, and $1,387,300 respectively. Interest on nonaccrual loans is not included.

Maturing investment securities can be replaced with comparable securities bearing a higher yield than available a year ago, but not necessarily with a higher yield than the maturing security. Much of the current investment portfolio was purchased in rate environments similar to the current rate conditions. Although management hopes to gain some yield when replacing investment securities, they do not believe that the increase will equate to the 75 basis point growth seen in the prime rate.

The average rate paid on interest bearing liabilities was 4.12% in 1999 compared to 4.47% and 4.49% in 1998 and 1997 respectively. Deposit products have experienced decreases in cost over the past year as interest rates paid were reduced in 1998 and early 1999 in response to the drop in prime rate. As the prime rate has increased in the third and fourth quarter of 1999, deposit rates have also climbed, but not as fast or to the extent of the changes in the prime rate. The company has funded a portion of its loan growth with borrowings from the Federal Home Loan Bank. Average outstanding balances increased over $6 million in 1999. While these borrowings are an economical method of funding loans, the cost is higher than the Company's core deposit costs. Average rate of Federal Home Loan Bank funding decreased 67 basis points in 1999 to 5.47% when compared to 1998 rates of 6.14%. However, Federal Home Loan Bank rates have begun to increase along with increases in the Federal Funds rates.

The 1999 rate spread of 4.25% is 10 basis points lower than 1998 results of 4.35% and a 28 basis point reduction from 4.53% in 1997. Tax equivalent net interest income increased $1.5 million in 1999 as total average earning assets grew $45 million. Net interest margin of 4.92% for 1999 was 14 basis points less than the 1998 results. Although net interest margin decreased, the Company is still performing well above peer in this critical measurement. Decreases in both net interest margin and rate spread are the result of rates on average earning assets decreasing 45 basis points while the average cost of interest bearing liabilities dropped only 35 basis points. Average earning assets represent 92% of total average assets in both 1999 and 1998.

Provision for Loan Losses

The provision for loan losses was $514,000 in 1999 compared to $1.2 million in 1998 and $1.4 million in 1997. The decreases in the provision for loan losses in 1999 and 1998 reflect management's confidence in the quality of the loan portfolio. At December 31, 1999, the allowance for loan losses as a percent of total loans was 1.83% compared to 2.05% and 2.00% at December 31, 1998, and December 31, 1997 respectively. Net charged off loans totaled $246,000 in 1999 compared to $243,000 in 1998 and $857,000 in 1997. During 1999, over $550,000 of recoveries were realized contributing to the year's strong results. Recoveries in 1998 were $470,000 and in 1997 were $413,000. Net charged off loans as a percent of average loans were .05% in 1999 compared to .06% in 1998 and .24% in 1997. Total nonperforming assets were .67% of ending loans at December 31, 1999, compared to .46% and .81% at the two previous year ends. Management maintains the allowance for loan losses at a level considered appropriate to absorb losses in the portfolio. The allowance balance is established after considering past loan loss experience, current economic conditions, volume, growth and composition of the portfolio, delinquencies and other relevant factors.

Noninterest Income

After a substantial 59% increase in noninterest income from 1997 to 1998, total noninterest income decreased by 8.5% in 1999. The combination of mortgage servicing and gain on sale of mortgage loans decreased $1 million from $2,085,000 in 1998 to $1,085,000 in 1999. Climbing interest rates in 1999 all but eliminated the mortgage refinancing market which was extremely robust in 1998. Mortgages originated for sale decreased nearly $100 million from 1998 to 1999.

Service charges on deposit accounts increased $78,000 or 5% from 1998 to 1999, while trust fees grew 17% or $54,000 during the same period.

Other noninterest income posted gains of $374,000 or 19% when comparing 1998 to 1999. Of this increase over $100,000 was from the recognition of market gains in the deferred compensation account. A comparable entry is recorded in other noninterest expense creating no impact on total net income. An additional $60,000 was recognized from the sale of a wholly owned insurance agency subsidiary of one of the affiliate banks.

Noninterest Expense

Salary and benefit expense increased $736,000 or 7.5% during 1999. Most of the increase is the result of normal salary increments and merit raises. In addition, the Company added one new full service branch during 1999, requiring the addition of personnel. The company employed six more full time equivalent employees at the end of 1999 than at the same time in 1998, resulting in the additional increase in salary and employee benefit cost.

Amortization of intangibles decreased $139,000 or 18% in 1999 when compared to 1998. During the first quarter of 1999, a wholly owned subsidiary of one of the affiliate banks was sold. The subsidiary included intangibles. Only three months of intangible amortization was recognized in 1999, compared to a full year in 1998.

Other noninterest expense decreased 3% or $178,000 in 1999. Management continues to search for more efficient means of delivering services.

Federal Income Tax

The company's effective tax rates were 31%, 30% and 29% for 1999, 1998 and 1997. The principal difference between the effective tax rates and the statutory tax rate of 34% is the Company's investment in securities and loans which provide income exempt from federal income tax.


FINANCIAL CONDITION

Total assets at December 31, 1999, were $651 million, exceeding the December 31, 1998, assets of $603 million by $48 million or 8%. With no acquisitions in 1999, all of this growth was generated from markets existing at December 1998. Loans grew $67 million or 15.2% during 1999 with commercial loans leading the advance by $36 million or 18.5%. Real estate mortgages grew by $28 million or 15.9% while consumer loans posted a moderate $3 million increase or 4.7%.

The following table provides information on the changes in loan balances and mortgages serviced for others during 1999:

                                                               (Dollars in Thousands)
                                          1999               1998              Change             % Change
                                          ----               ----              ------             --------
   Commercial                           $227,855           $192,212           $35,643              18.54%
   Real Estate Mortgages                 205,179            177,009            28,170              15.91%
   Consumer                               75,204             71,807             3,397               4.73%
                                        --------           --------          --------
     Total                              $508,238           $441,028           $67,210              15.24%

   Mortgages serviced for others        $233,660           $215,308           $18,352               8.52%

A portion of the loan growth was funded by an $11 million or 11.25% reduction in the investment securities portfolio.

Premises and equipment increased $871,000 after recognized depreciation of $1,342,000. Several projects contributed to this increase. During 1999, one affiliate bank built a new branch on land already owned. Another affiliate purchased a parcel of land with a building which will be converted to a new branch and opened in the Spring of 2000. The Company completed the acquisition of furniture for its new operations center that opened in December of 1998. The Learning Center, a training facility, was established in existing space at an affiliate bank.

Total deposits fell at the end of 1999 to $491 million, a decrease of $2.6 million or 1%. While interest demand accounts declined 7% or $10.6 million, noninterest demand deposits increased $7.0 million or 10% for a net reduction in demand deposit products of $3.6 million. Savings accounts offset this decline by growing $1 million or nearly 1.5% while time deposits remained stable. Securities sold under agreements to repurchase rose 15% or $2.8 million. The increase in this deposit equivalent line item offset the decrease in total deposits.

Notes payable and overnight borrowings showed substantial increases at December 31, 1999, as compared to December 31, 1998. Overnight borrowings of $30 million at December 31, 1999, were used to fund excess cash that all the banks had available at the end of the year in addition to covering loans that were booked at the end of the year. Longer term borrowings have been secured to fund these loans. Notes payables jumped $24 million or 168% during 1999. As loan growth has outstripped deposit growth, the Company used borrowings to fund the increase in loans. Note J has a more complete discussion of borrowings.

Asset Quality

Management continues to follow a conservative course in the recognition of problem loans. In most cases, when a loan reaches 90 days past due, all income earned but not collected is deducted from current income. Loans are carried at an amount which management believes will be collected. A balance considered not collectible is charged against (reduction of) the allowance for loan losses. In 1999, net charged off loans were $246,000 compared to $243,000 in 1998. Net charged off loans as a percentage of average loans were .05% and .06% in 1999 and 1998.

Nonperforming loans are defined as nonaccrual loans, loans 90 days or more past due, and any loans where the terms have been renegotiated. Total nonperforming loans were $2.9 million and $1.5 million at December 31, 1999 and 1998. The investment in impaired loans was $4.7 million at December 31, 1999, compared to $1.6 million at December 31, 1998. Please refer to Note F to the consolidated financial statements for more information on impaired loans. Total nonaccrual loans were $2.2 million at December 31, 1999, compared to $800,000 at the end of 1998.

The allowance for loan losses increased $269,000 or 3% during 1999. The allowance for loan losses represents 1.83% of outstanding loans at the end of 1999 as compared to 2.05% at December 31, 1998. Management maintains the allowance at a level which they believe adequately provides for losses inherent in the loan portfolio. Such losses are estimated by a variety of factors, including specific examination of certain borrowing relationships and consideration of historical losses incurred on certain types of credits. Management focuses on early identification of problem credits through ongoing review by management, loan personnel and an outside loan review specialist.


LIQUIDITY AND INTEREST RATE SENSITIVITY

Asset liability management aids the Company in achieving reasonable and predictable earnings and liquidity while maintaining a balance between interest earning assets and interest bearing liabilities. Liquidity management involves the ability to meet the cash flow requirements of the Company's customers. These customers may be either borrowers needing to meet their credit needs or depositors wanting to withdraw funds. Management of interest rate sensitivity attempts to avoid widely varying net interest margins and to achieve consistent net interest income through periods of changing interest rates. The net interest margin was 4.92% in 1999 compared to 5.06% in 1998. Loan yields were 8.70% in 1999 compared to 9.34% in 1998. Deposit costs decreased 38 basis points from 3.83% in 1998 to 3.44% in 1999.

An increase in deposit rates affects most rates currently paid and, therefore, has an immediate negative impact on net interest margin. With the exception of variable rate loans, an increase in loan rates does not affect the yield until a new loan is made. The prime rate was stable for the first half of 1999. During the last six months of 1999, the prime rate experienced three 25 basis point increases. Competition for both loans and deposits caused margins to shrink in 1999.

The principal sources of liquidity for the Company are maturing securities, federal funds sold, loan payments by borrowers, investment securities, loans held for sale and deposit or deposit equivalent growth. Securities maturing within one year at December 31, 1999, were $27 million compared to $20 million at December 31, 1998.

The following table shows the interest sensitivity gaps for five different intervals as of December 31, 1999:

                                                         Maturity or repricing frequency
                                                           (Dollars in millions)
                                                   2 days           4 mos.         13 mos.
                                                   through         through         through
                                     1 day          3 mos.         12 mos.         5 yrs.        5+ yrs.
Interest earning assets:
Loans                                $86.3          $36.2            $71.5         $203.9        $110.5
Investment securities                  1.5            6.9             18.4           47.7          15.7
Other earning assets                   0.4
                                     -----          -----           ------         ------        ------
     Total                            88.2           43.1             89.9          251.6         126.2

Interest bearing liabilities:
Deposits                             206.9           51.9            108.3           48.5
Other bearing liabilities             32.6           13.8             18.0           13.7          12.1
                                      ----           ----           ------         ------          ----
     Total                           239.5           65.7            126.3           62.2          12.1

Interest sensitivity gap           $(151.3)        $(22.6)          $(36.4)        $189.4        $114.1
                                     =====           ====             ====          =====         =====

Cumulative gap                     $(151.3)       $(173.9)         $(210.3)        $(20.9)        $93.2
                                     =====          =====            =====           ====          ====

For the one day interval, maturities of interest bearing liabilities exceed those of interest earning assets by $151.3 million. Included in the one day maturity classification are $206.7 million savings and checking accounts which are contractually available to the Company's customers immediately, but in practice, function as core deposits with considerably longer maturities. The pattern of interest sensitive liability maturities exceeding interest sensitive assets changes through the five year time frame resulting in a cumulative excess of $20.9 million through five years. For the time period of more than five years, the trend reverses so that for the period greater than five years, interest sensitive assets exceed interest sensitive liabilities by $114.1 million.

Showing a negative gap through the five year period in a rising rate scenario, as the Company experienced in 1999, does not necessarily result in a corresponding decline in net interest income. In practice, the affiliate banks are able to ameliorate the adverse impact of rising prime rates by trailing the prime rate increases with deposit rate increases, and adjusting interest paid rates less than the total jump in the prime rate.

Interest rate sensitivity varies with different types of interest earning assets and interest bearing liabilities. Overnight investments, on which rates change daily, and loans tied to the prime rate differ considerably from long term investment securities and fixed rate loans. Time deposits over $100,000 and money market accounts are more interest sensitive than regular savings accounts. Comparison of the repricing intervals of interest earning assets to interest bearing liabilities is a measure of the interest sensitivity gap. Balancing this gap is a continual challenge in a changing rate environment. The Company uses a sophisticated computer program to perform analysis of interest rate risk, assist with its asset liability management, and model and measure interest rate sensitivity.


QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

The Company faces market risk to the extent that both earnings and the fair values of its financial instruments are affected by changes in interest rates. The Company manages this risk with static GAP analysis and simulation modeling. Throughout 1999, the results of these measurement techniques were within the Company's policy guidelines. The Company does not believe that there has been a material change in the nature of the Company's primary market risk exposures, including the categories of market risk to which the Company is exposed and the particular markets that present the primary risk of loss to the Company, or in how those exposures are managed in 1999 as compared to 1998. As of the date of this annual report, the Company does not know of or expect there to be any material change in the general nature of its primary market risk exposure in the near term.

The Company's market risk exposure is mainly comprised of its vulnerability to interest rate risk. Prevailing interest rates and interest rate relationships in the future will be primarily determined by market factors which are outside of the Company's control. All information provided in response to this item consists of forward looking statements. Reference is made to the section captioned "Forward Looking Statements" in this annual report for a discussion of the limitations on the Company's responsibility for such statements.

The following tables provide information about the Company's financial instruments that are sensitive to changes in interest rates as of December 31, 1999 and 1998. They show expected maturity date values for loans and investment securities which were calculated without adjusting the instruments' contractual maturity dates for expected prepayments. Maturity date values for interest bearing core deposits were not based on estimates of the period over which the deposits would be outstanding, but rather the opportunity for repricing. The Company believes that repricing dates, as opposed to expected maturity dates may be more relevant in analyzing the value of such instruments and are reported as such in the following tables. Fair value is computed as the present value of expected cash flows at rates in effect at the date indicated.

December 31, 1999                                                 (Dollars in thousands)                                 Fair Value
-----------------                          2000        2001      2002       2003       2004       Thereafter    Total     12/31/99
                                           ----        ----      ----       ----       ----       ----------    -----     --------
Rate sensitive assets:
  Fixed interest rate loans               $103,084     $67,718   $76,174    $57,290    $53,702     $62,629    $420,598    $413,094
    Average interest rate                    8.36%       8.56%     8.33%      8.29%      8.16%       8.46%
  Variable interest rate loans            $ 40,910     $ 8,642   $ 8,274    $ 8,791    $ 9,583     $11,388    $ 87,587    $ 86,024
    Average interest rate                    9.08%       9.28%     9.55%      9.38%      9.24%       9.17%
  Fixed interest rate securities          $ 19,163     $15,143   $10,583    $ 6,481    $ 7,891     $30,785    $ 90,046    $ 90,046
    Average interest rate                    6.76%       5.93%     6.08%      6.09%      5.82%       5.77%
  Variable interest rate securities                                                                $   220    $    220    $    220
    Average interest rate                                                                            6.32%
  Other interest bearing assets           $    411                                                            $    411    $    411
    Average interest rate                    4.63%
Rate sensitive liabilities:
  Savings & interest bearing checking     $206,723                                                            $206,723    $206,723
    Average interest rate                    2.99%
  Time deposits                           $160,325     $26,067   $11,274    $ 6,647    $ 4,497     $    27    $208,837    $207,705
    Average interest rate                    5.02%       5.45%     5.67%      5.43%      5.57%       6.23%
  Fixed interest rate borrowings          $ 48,550     $   250              $ 7,000                $ 3,664    $ 59,464    $ 58,953
    Average interest rate                    5.70%       5.56%                5.08%                  6.04%
  Variable interest rate borrowings       $  9,220                                                            $  9,220    $  9,142
    Average interest rate                    5.44%
  Repurchase Agreements                   $ 21,519                                                            $ 21,519    $ 21,519
    Average interest rate                    4.05%


December 31, 1998                                                    (Dollars in thousands)                  Fair Value
                                             1999        2000      2001       2002      2003      Thereafter    Total     12/31/98
                                             ----        ----      ----       ----      ----      ----------    -----     --------
Rate sensitive assets:
  Fixed interest rate loans               $ 84,243     $61,918   $67,912    $41,793    $50,546     $48,097    $354,509    $360,114
    Average interest rate                    8.12%       8.89%     8.59%      8.55%      8.34%       8.56%
  Variable interest rate loans            $ 40,012     $ 8,634   $11,970    $ 9,427    $ 9,070     $ 7,406    $ 86,519    $ 87,897
    Average interest rate                    8.46%       8.86%     8.57%      8.79%      8.81%      12.72%
  Fixed interest rate securities          $ 20,628     $14,982   $16,625    $ 6,057    $ 4,263     $38,793    $101,348    $101,348
    Average interest rate                    5.85%       6.04%     5.92%      5.96%      5.92%       6.08%
  Variable interest rate securities                                                                $   363    $    363    $    363
    Average interest rate                                                                            7.47%
  Other interest bearing assets           $ 13,288                                                            $ 13,288    $ 13,288
    Average interest rate                    4.63%

December 31, 1998 (continued)                                        (Dollars in thousands)                              Fair Value
                                           1999        2000      2001       2002       2003       Thereafter    Total     12/31/98
                                           ----        ----      ----       ----       ----       ----------    -----     --------
Rate sensitive liabilities:
  Savings & interest bearing checking     $216,256                                                            $216,256    $216,256
    Average interest rate                    3.09%
  Time deposits                           $156,214     $29,031   $10,100    $ 7,535    $ 5,837     $   192    $208,909    $209,540
    Average interest rate                    5.18%       5.43%     5.69%      5.74%      5.48%       4.17%
  Fixed interest rate borrowings          $  7,900                                                 $ 1,566    $  9,466    $  9,546
    Average interest rate                    5.75%                                                   6.80%
  Variable interest rate borrowings       $ 12,750                                                            $ 12,750    $ 13,403
    Average interest rate                    5.41%
  Repurchase Agreements                   $ 18,678                                                            $ 18,678    $ 19,096
    Average interest rate                    3.88%

CAPITAL RESOURCES

The  Company  obtains  funds  for  its  operating   expenses  and  dividends  to
shareholders through dividends from its subsidiary banks. In general, the subsidiary banks pay only those amounts required to meet holding company cash requirements. No excess liquidity is accumulated at the holding company, rather capital is maintained at the subsidiary banks to support growth.

Bank regulators have established risk based capital guidelines for banks and bank holding companies. Minimum capital levels are established under these guidelines. Each asset category is assigned a perceived risk weighting. Off balance sheet items, such as loan commitments and standby letters of credit, also require capital allocations.

As of December 31, 1999, the Company's total capital to risk weighted assets exceeded the minimum requirement for capital adequacy purposes of 8% by 4.25% or $20 million, Tier 1 capital to risk weighted assets exceeded the minimum of 4% by 6.99% or $34 million, and Tier 1 capital to average assets exceeded the minimum of 4% by 4.49% or $28 million. For a more complete discussion of capital requirements, please refer to Note Q to the consolidated financial statements.

The Federal Deposit Insurance Corporation insures specified customer deposits and assesses premium rates based on defined criteria. Insurance assessment rates may vary from bank to bank based on the factors that measure the perceived risk of a financial institution. One condition for maintaining the lowest risk assessment, and therefore the lowest insurance rate, is the maintenance of capital at the "well capitalized" level. Each of the Company's affiliate banks has exceeded the regulatory criteria for a "well capitalized" financial institution, and is paying the lowest assessment rate assigned by FDIC.

A certain level of capital growth is desirable to maintain a good ratio of equity to total assets. The compound annual growth rate for total average assets for the past five years was 17.9%. The compound annual growth rate for average equity over the same period was 19.4%. The compound annual growth rate for equity includes the $16 million for shares issued for the acquisition of 1997.

Management has determined one way of maintaining capital adequacy is to maintain a reasonable rate of internal capital growth. The percentage return on average equity times the percentage of earnings retained after dividends equals the internal growth percentage. The following table illustrates this relationship:

                                                            1999         1998         1997
                                                            ----         ----         ----
         Return on Equity                                  13.37%       12.98%       13.48%
             multiplied by
         Percentage of Earnings Retained                   64.22%       65.84%       66.49%
             equals
         Internal Capital Growth                            8.59%        8.55%        8.96%

The decrease in internal capital growth from 1997 to 1998 is due to the increase in capital resulting from the 1997 acquisition. The Company has paid out increasingly larger proportions of its earnings from 1997 to 1999. To maintain sufficient capital, management has determined that the rate of internal capital growth should average at least 5%. To achieve the goal of acceptable internal capital growth, management intends to continue its efforts to increase the Company's return on average equity while maintaining a reasonable cash dividend.

As an additional enhancement to capital growth, the Company offers a dividend reinvestment program. The Firstbank Corporation Dividend Reinvestment Plan was first offered in 1988. At December 31, 1988, 123 owners holding 209,856 shares participated in the Plan. By the end of 1999, 1,145 owners holding 1,804,582 shares were participating in the Plan.

The Company is not aware of any recommendations by regulatory authorities at December 31, 1999, which are likely to have a material effect on Firstbank Corporation's liquidity, capital resources or operations.


YEAR 2000 FOLLOW UP

The company began addressing the Year 2000 issue in 1997 by formulating a "Y2K" Plan. The plan began with the performance of an inventory of software applications, communicating with third party vendors and suppliers, and obtaining certification of compliance from third party providers. The Company's written plan was regularly updated and monitored by technical personnel. Plan status was regularly reviewed by management of the Corporation.

The company spent approximately $320,000 during 1998 and 1999 to address Year 2000 issues. These costs were primarily personnel expenses for staff time dedicated to assuring a smooth transition to the Year 2000. In addition to staff time of approximately $270,000, actual hard costs of $50,000 were incurred. These costs included minor upgrades to ancillary systems and software as well as postage expense for communicating with customers. It is the Company's policy to expense these costs as they are incurred.

As of February 15, 2000, the Company had experienced no problems related to the Year 2000 issue.


FORWARD LOOKING STATEMENTS

This annual report including, without limitation, management's discussion and analysis of financial condition and results of operations and other sections of the Corporation's Annual Report to Shareholders contain forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation itself. Words such as "anticipate," "believe," "determine," "estimate," "expect," "forecast," "intend," "is likely," "plan," "project," "opinion," variations of such terms, and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward looking statements. Internal and external factors that may cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior and customer ability to repay loans; software failure, errors or miscalculations; the ability of the Corporation to locate and correct all data sensitive computer code; and the vicissitudes of the national economy. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

FIRSTBANK CORPORATION AND SUBSIDIARIES

QUARTERLY RESULTS OF OPERATIONS
(Dollars in thousands, except per share data)
                                                                                 1999
                                                                                 ----
                                                        1st          2nd         3rd           4th
                                                       Quarter      Quarter      Quarter      Quarter        Year
                                                       -------      -------      -------      -------        ----
Interest income                                        $11,008      $11,314      $11,653      $12,087       $46,062
Net interest income                                      6,270        6,611        6,858        7,040        26,779
Provision for loan losses                                  126          126          126          136           514
Income before federal income taxes                       2,769        2,843        2,894        3,060        11,566
Net income                                               1,936        1,981        2,011        2,108         8,036
Basic earnings per share                                   .41          .42          .42          .45          1.70
Diluted earnings per share                                 .40          .41          .42          .43          1.66

                                                                                 1998
                                                                                 ----
                                                        1st          2nd         3rd           4th
                                                       Quarter      Quarter      Quarter      Quarter        Year
                                                       -------      -------      -------      -------        ----
Interest income                                        $10,864      $10,896      $11,221      $11,503       $44,484
Net interest income                                      6,113        6,095        6,358        6,565        25,131
Provision for loan losses                                  370          205          240          362         1,177
Income before federal income taxes                       2,490        2,614        2,645        2,671        10,420
Net income                                               1,748        1,830        1,853        1,872         7,303
Basic earnings per share                                   .37          .38          .39          .40          1.54
Diluted earnings per share                                 .35          .37          .38          .38          1.48


All per share amounts have been adjusted for stock dividends and stock splits.

--------------------------------------------------------------------------------


COMMON STOCK DATA

Firstbank Corporation Common Stock was held by 1,580 shareholders of record as of December 31, 1999. Total shareholders number approximately 2,000 including those whose shares are held in nominee name through brokerage firms. The Company's shares are listed on the Over the Counter Bulletin Board under the symbol FBMI and are traded by several brokers. The range of bid prices for shares of common stock for each quarterly period during the past two years is as follows:

                           Low and High Bid Quotations
                           ---------------------------
                           1999                   1998
                           ----                   ----
First Quarter         $27.62 - $27.86         $21.31 - $27.67
Second Quarter        $26.19 - $27.86         $27.67 - $31.52
Third Quarter         $24.05 - $26.19         $25.40 - $31.52
Fourth Quarter        $17.00 - $24.05         $25.40 - $29.03

The prices quoted above are obtained on a weekly basis from the NASD System. The over the counter market quotations reflect interdealer prices without retail mark up, mark down, or commission, and may not necessarily represent actual transactions. Prices have been adjusted to reflect stock dividends. The following table summarizes cash dividends paid per share (adjusted for stock dividends and 2 for 1 stock split) of common stock during 1999 and 1998.

                            1999         1998
                            ----         ----
First Quarter              $.1524       $.1315
Second Quarter             $.1524       $.1315
Third Quarter              $.1524       $.1315
Fourth Quarter             $.1524       $.1315
                           ------       ------
                           $.6096       $.5260
                           ======       ======

The Company's principal sources of funds to pay cash dividends are the earnings of and dividends paid by the subsidiary banks. Under current regulations, the subsidiary banks are restricted in their ability to transfer funds in the form of cash dividends, loans and advances to the Company (See Note P). As of January 1, 2000, approximately $12,700,000 of the subsidiaries' retained earnings were available for transfer in the form of dividends to the Company without prior regulatory approval. In addition, the subsidiaries' 2000 earnings will be available for distributions as dividends to the Company.

REPORT OF INDEPENDENT AUDITORS




Board of Directors and Shareholders
Firstbank Corporation
Alma, Michigan


We have audited the consolidated balance sheets of Firstbank Corporation as of December 31, 1999 and 1998, and the related consolidated statements of income and comprehensive income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Firstbank Corporation at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.





                                          /s/ Crowe, Chizek and Company LLP
                                          Crowe, Chizek and Company LLP

February 4, 2000
Grand Rapids, Michigan

FIRSTBANK CORPORATION
CONSOLIDATED BALANCE SHEETS

                                                                             December 31
                                                                             -----------
                                                                   1999                      1998
                                                                   ----                      ----
ASSETS
Cash and due from banks                                          $  24,786,354            $  22,203,430
Short term investments                                                 410,519               13,288,206
                                                                 -------------             ------------
                    Total cash and cash equivalents                 25,196,873               35,491,636

 Securities available for sale                                      90,266,217              101,711,023
 Loans:
   Loans held for sale                                               1,117,160                5,454,928
   Portfolio loans
     Commercial                                                    227,854,617              192,212,168
     Real estate mortgage                                          204,062,307              171,554,004
     Consumer                                                       75,204,334               71,806,822
                                                                  ------------             ------------
                                        Total loans                508,238,418              441,027,922
   Less allowance for loan losses                                   (9,317,000)              (9,048,000)
                                                                 -------------            -------------
                                          Net loans                498,921,418              431,979,922

 Premises and equipment, net                                        14,928,427               14,057,619
 Intangibles                                                         8,916,984                9,534,210
 Accrued interest receivable                                         3,489,060                3,463,572
 Other assets                                                        8,833,070                6,775,852
                                                                 -------------            -------------
                                       TOTAL ASSETS               $650,552,049             $603,013,834
                                                                   ===========              ===========
 LIABILITIES AND SHAREHOLDERS' EQUITY
 LIABILITIES
 Deposits:
    Noninterest bearing demand accounts                          $  75,843,929            $  68,887,968
    Interest bearing accounts:
      Demand                                                       136,196,228              146,741,509
      Savings                                                       70,526,731               69,514,970
      Time                                                         208,836,832              208,908,518
                                                                   -----------              -----------
                                     Total deposits                491,403,720              494,052,965
 Securities sold under agreements to
    repurchase and overnight borrowings                             51,819,165               26,577,527
 Notes payable                                                      38,384,277               14,316,550
 Accrued interest payable                                            1,255,070                1,311,406
 Other liabilities                                                   6,657,767                6,980,442
                                                                 -------------            -------------
                                  Total liabilities                589,519,999              543,238,890
 SHAREHOLDERS' EQUITY
 Preferred stock; no par value,
    300,000 shares authorized, none issued
 Common stock; 10,000,000 shares authorized;
    4,693,765 and 4,527,256 shares issued and
    outstanding in 1999 and 1998 respectively                       55,262,941               52,796,743
 Retained earnings                                                   6,433,294                5,874,601
 Accumulated other comprehensive income                               (664,185)               1,103,600
                                                                 -------------            -------------
                         Total shareholders' equity                 61,032,050               59,774,944
                                                                  ------------             ------------

                              TOTAL LIABILITIES AND
                               SHAREHOLDERS' EQUITY               $650,552,049             $603,013,834
                                                                   ===========              ===========

See notes to consolidated financial statements.

FIRSTBANK CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                                                   Year Ended December 31
                                                                                   ----------------------
                                                                       1999                 1998                 1997
                                                                       ----                 ----                 ----
 Interest income:
   Loans, including fees                                                $40,450,730         $38,498,073          $33,385,960
   Securities:
     Taxable                                                              3,651,268           3,466,878            2,546,186
     Exempt from federal income tax                                       1,697,457           1,791,291            1,620,493
   Short term investments                                                   263,029             728,105              311,464
                                                                       ------------        ------------         ------------
                                         Total interest income           46,062,484          44,484,347           37,864,103
 Interest expense:
   Deposits                                                              16,923,239          17,891,968           15,628,237
   Notes payable and other                                                2,360,089           1,461,240              901,502
                                                                        -----------         -----------         ------------
                                        Total interest expense           19,283,328          19,353,208           16,529,739
                                                                         ----------          ----------           ----------
                                           Net interest income           26,779,156          25,131,139           21,334,364
 Provision for loan losses                                                  514,000           1,177,000            1,398,000
                                                                       ------------         -----------          -----------
                                     Net interest income after
                                     provision for loan losses           26,265,156          23,954,139           19,936,364
 Noninterest income:
   Service charges on deposit accounts                                    1,577,526           1,499,200            1,227,700
   Gain on sale of mortgage loans                                           882,704           2,099,619              759,378
   Mortgage servicing, net of amortization                                  201,804             (14,591)             247,529
   Trust fees                                                               381,511             327,464              273,222
   Gain (loss) on sale of securities                                         (1,385)              3,329              (29,732)
   Other                                                                  2,326,639           1,952,708            1,219,254
                                                                        -----------        ------------          -----------
                                      Total noninterest income            5,368,799           5,867,729            3,697,351
 Noninterest expense:
   Salaries and employee benefits                                        10,504,581           9,768,488            8,032,608
   Occupancy                                                              3,037,218           2,970,065            2,128,511
   Amortization of intangibles                                              617,226             756,430              826,924
   FDIC Insurance premium                                                    76,080              71,923               43,864
   Michigan Single Business tax                                             564,600             389,800              359,567
   Other                                                                  5,268,217           5,445,592            4,433,510
                                                                        -----------        ------------          -----------
                                     Total noninterest expense           20,067,922          19,402,298           15,824,984
                                                                         ----------         -----------           ----------
                            Income before federal income taxes           11,566,033          10,419,570            7,808,731
 Federal income taxes                                                     3,530,000           3,117,000            2,251,000
                                                                        -----------        ------------          -----------

                                                    NET INCOME         $  8,036,033       $   7,302,570         $  5,557,731
Other comprehensive income:
   Change in unrealized gain (loss) on
      securities, net of tax and reclassification effects                (1,767,785)            216,541              323,720
                                                                       ------------          ----------           ----------

                                          COMPREHENSIVE INCOME         $  6,268,248       $   7,519,111         $  5,881,451
                                                                          =========           =========            =========

   Basic earnings per share                                                   $1.70               $1.54                $1.34
                                                                               ====                ====                 ====

   Diluted earnings per share                                                 $1.66               $1.48                $1.30
                                                                               ====                ====                 ====

 See notes to consolidated financial statements.

FIRSTBANK CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                                                     Accumulated
                                                                                                        Other
                                                               Common           Retained           Comprehensive
                                                               Stock            Earnings               Income           Total
Balances at January 1, 1997                                  $24,228,132       $8,296,590          $   563,339      $  33,088,061
Net income for 1997                                                             5,557,731                               5,557,731
Cash dividends-$.43 per share                                                  (1,862,378)                             (1,862,378)
5% stock dividend-224,727 shares                               4,560,786       (4,571,057)                                (10,271)
Issuance of 12,847 shares of common
  stock through exercise of stock options                        163,566                                                  163,566
Issuance of 28,214 shares of common stock
  through the dividend reinvestment plan                         479,436                                                  479,436
Issuance of 22,860 shares of common stock from
  supplemental shareholder investments                           402,894                                                  402,894
Issuance of 898,830 shares of common
   stock pursuant to the acquisition                          16,389,135                                               16,389,135
Net change in unrealized appreciation
  (depreciation) on securities available
  for sale, net of tax of $166,765                                                                     323,720            323,720
                                                              ----------        ---------              -------         ----------
                         BALANCES AT DECEMBER 31, 1997        46,223,949        7,420,886              887,059         54,531,894

Net income for 1998                                                             7,302,570                               7,302,570
Cash dividends-$.53 per share                                                  (2,494,909)                             (2,494,909)
5% stock dividend-226,157 shares                               6,353,282       (6,353,946)                                   (664)
Issuance of 15,115 shares of common
  stock through exercise of stock options                        251,492                                                  251,492
Issuance of 23,097 shares of common stock
  through the dividend reinvestment plan                         635,966                                                  635,966
Issuance of 17,584 shares of common stock from
  supplemental shareholder investments                           482,354                                                  482,354
Net change in unrealized appreciation (depreciation) on
  securities available for sale, net of tax of $111,551                                                216,541            216,541
Purchase of 36,740 shares of stock                            (1,213,670)                                              (1,213,670)
Issuance of 1,584 shares of common stock                          63,370                                                   63,370
                                                              ----------        ---------            ---------         ----------
                         BALANCES AT DECEMBER 31, 1998        52,796,743        5,874,601            1,103,600         59,774,944

Net income for 1999                                                             8,036,033                               8,036,033
Cash dividends-$.61 per share                                                  (2,874,108)                             (2,874,108)
5% stock dividend-224,526 shares                               4,602,334       (4,602,783)                                   (449)
Issuance of 50,310 shares of common
  stock through exercise of stock options                        816,769                                                  816,769
Issuance of 44,246 shares of common stock
  through the dividend reinvestment plan                       1,098,099                                                1,098,099
Issuance of 19,807 shares of common stock from
  supplemental shareholder investments                           527,549                                                  527,549
Purchase of 180,150 shares of stock                           (4,792,687)                                              (4,792,687)
Issuance of 7,770 shares of common stock                         213,685                                                  213,685
Net change in unrealized appreciation
  (depreciation) on securities available
  for sale, net of tax of ($911,674)                                                                (1,767,785)        (1,767,785)
                                                             -----------       ----------          ------------       -----------
                         BALANCES AT DECEMBER 31, 1999       $55,262,492       $6,433,743          $  (664,185)       $61,032,050
                                                             ===========       ==========          ===========        ===========

 See notes to consolidated financial statements.

FIRSTBANK CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             Year Ended December 31
                                                                                             ----------------------
                                                                                      1999             1998           1997
                                                                                      ----             ----           ----
OPERATING ACTIVITIES
     Net income                                                                      $  8,036,033 $    7,302,570   $  5,557,731
     Adjustments to reconcile net income to net cash from operating activities:
       Provision for loan losses                                                          514,000      1,177,000      1,398,000
       Depreciation of premises and equipment                                           1,342,052      1,480,897      1,033,620
       Net amortization of security premiums/discounts                                    303,260        122,223        131,273
       Loss (gain) on sale of securities                                                    1,385         (3,329)        29,732
       Amortization of intangibles                                                        617,226        756,430        826,924
       Gain on sale of mortgage loans                                                    (882,704)    (2,099,619)      (759,378)
       Proceeds from sales of mortgage loans                                           57,565,972    152,673,876     50,910,223
       Loans originated for sale                                                      (52,345,500)  (152,112,394)   (47,311,773)
       Deferred federal income tax benefit                                               (305,000)      (356,000)      (285,000)
       Increase in accrued interest receivable and other assets                          (866,031)      (693,761)    (4,049,673)
       Increase (decrease) in accrued interest payable and other liabilities             (379,011)       916,602      3,196,620
                                                                                     ------------ --------------    -----------
              NET CASH FROM OPERATING ACTIVITIES                                       13,601,682      9,164,495     10,678,299
INVESTING ACTIVITIES

     Cash acquired from Lakeview Financial Corporation                                                                1,724,418
     Proceeds from sale of securities available for sale                                7,017,959        609,415      1,560,907
     Proceeds from maturities of securities available for sale                         29,480,622     28,935,385     28,153,606
     Purchases of securities available for sale                                       (28,037,880)   (48,468,741)   (42,239,442)
     Net increase in portfolio loans                                                  (71,793,264)   (34,924,784)   (23,427,147)
                                                                                                                    ============
     Net purchases of premises and equipment                                           (2,212,860)    (2,121,451)    (2,074,625)
                                                                                      ------------ --------------   ------------

              NET CASH FROM INVESTING ACTIVITIES                                      (65,545,423)   (55,970,176)   (36,302,283)
FINANCING ACTIVITIES
     Net increase (decrease) in deposits                                               (2,649,245)    48,387,144     13,586,053
     Net increase in securities sold under
       agreements to repurchase and overnight borrowings                               25,241,638      5,344,646     12,400,289
     Retirement of notes payable                                                          (14,127)       (13,327)       (14,160)
     Proceeds from Federal Home Loan Bank borrowings                                   31,720,000     14,750,000      5,364,000
     Retirement of Federal Home Loan Bank borrowings                                   (7,638,146)    (8,010,588)    (1,998,414)
     Cash dividends and cash paid in lieu of fractional shares on stock dividend       (2,874,557)    (2,495,573)    (1,872,649)
     Purchase of common stock                                                          (4,792,687)    (1,213,670)
     Net proceeds from issuance of common stock                                         2,656,102      1,433,182      1,045,896
                                                                                      -----------  -------------    -----------
              NET CASH FROM FINANCING ACTIVITIES                                       41,648,978     58,181,814     28,511,015
                                                                                       ----------   ------------     ----------
INCREASE IN CASH AND CASH EQUIVALENTS                                                 (10,294,763)    11,376,133      2,887,031
Cash and cash equivalents at beginning of year                                         35,491,636     24,115,503     21,228,472
                                                                                       ----------   ------------     ----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                              $25,196,873  $  35,491,636    $24,115,503
                                                                                       ==========   ============     ==========
Supplemental disclosure of cash flow information: Cash paid during the year for:
        Interest                                                                      $19,339,664  $  19,349,433    $14,944,446
        Income taxes                                                                    4,000,000      3,150,000      2,135,000
   Non-cash investing and financing activities:
        Acquisition of Lakeview Financial Corporation
             Common stock issued                                                                                    $16,006,389
             Fair value of stock options                                                                                382,776
             Fair value of assets acquired                                                                           88,513,535
             Fair value of liabilities assumed                                                                       77,410,379

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A--SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations: Firstbank Corporation (the "Company") is a bank holding company. Each subsidiary bank of the Company is a full service community bank. The subsidiary banks offer all customary banking services, including the acceptance of checking, savings and time deposits, and the making of commercial, agricultural, real estate, personal, home improvement, automobile and other installment and consumer loans. Trust services are provided throughout the Company's service area by one of its subsidiary banks. The consolidated assets of the Company of $650 million as of December 31, 1999, primarily represent commercial and retail banking activity. Mortgage loans serviced for others of $234 million and trust assets of $74 million as of December 31, 1999, are not included in the Company's consolidated balance sheet.

Principles of Consolidation: The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: Bank of Alma,
Firstbank, 1st Bank, and Bank of Lakeview (the "Banks"), 1st Armored, Incorporated, and 1st Collections, Incorporated, after elimination of intercompany accounts and transactions.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Certain Significant Estimates: The primary estimates incorporated into the Company's financial statements which are susceptible to change in the near term include the allowance for loan losses and the determination and carrying value of certain financial instruments.

Current Vulnerability Due to Certain Concentrations: The Company's business is concentrated in the mid-central section of the lower peninsula of Michigan. Management is of the opinion that no concentrations exist that make the Company vulnerable to the risk of a near term severe impact. While the loan portfolio is diversified, the customers' ability to honor their debts is partially dependent on the local economies. The Company's service area is primarily dependent on the manufacturing (automotive and other), agricultural and recreational industries. Most commercial and agricultural loans are secured by business assets, including commercial and agricultural real estate and federal farm agency guarantees. Generally, consumer loans are secured by various items of personal property and mortgage loans are secured by residential real estate. The Company's funding sources include time deposits and other deposit products which bear interest. Periods of rising interest rates result in an increase in the cost of funds to the Company.

Cash and Cash Equivalents: Cash and cash equivalents include cash on hand, amounts due from banks, and short term investments which include interest bearing deposits with banks, federal funds sold, and overnight money market fund investments. Generally, federal funds and overnight money market funds are purchased for a one day period. The Company reports customer loan transactions, deposit transactions, and repurchase agreements and overnight borrowings on a net cash flow basis.

Securities: Securities available for sale consist of bonds and notes which might be sold prior to maturity due to changes in interest rates, prepayment risks, yield and availability of alternative investments, liquidity needs or other factors. Securities classified as available for sale are reported at their fair value and the related unrealized holding gain or loss (the difference between the fair value and amortized cost of the securities so classified) is reported, net of related income tax effects, as a separate component of shareholders' equity until realized. Gains and losses on sales are determined using the specific identification method. Premium and discount amortization is recognized in interest income using the level yield method over the period to maturity.

Mortgage Banking Activities: Servicing rights are recognized as assets for purchased rights and for the allocated value of retained servicing rights on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates and then, secondarily, as to geographic and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

Loans: Loans receivable, for which management has the intent and ability to hold for the foreseeable future or payoff, are reported at their outstanding unpaid principal balances reduced by charge offs and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts. Loan origination fees and certain origination costs are capitalized and recognized as an adjustment of the yield of the related loan. Loans held for sale are reported at the lower of cost or market, on an aggregate basis.

Allowance for Loan Losses: The allowance for loan losses is maintained at a level believed by management to be adequate to absorb inherent losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio and other relevant factors. The allowance is increased by provisions for loan losses charged to expense and reduced by charge offs, net of recoveries.

The valuation of loans is reviewed on an ongoing basis for impairment. A loan is impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or at the fair value of collateral if the loan is collateral dependent. Loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral, by allocating a portion of the allowance for loan losses to such loans. If these allocations cause an increase in the allowance for loan losses, such increase is reported as bad debt expense.

Smaller balance homogeneous loans such as residential first mortgage loans secured by one to four family residences, residential construction loans, automobile, home equity and second mortgage loans are collectively evaluated for impairment. Commercial loans and first mortgage loans secured by other properties are evaluated individually for impairment. When credit analysis of the borrower's operating results and financial condition indicates the underlying ability of the borrower's business activity is not sufficient to generate adequate cash flow to service the business' cash needs, including the Company's loans to the borrower, the loan is evaluated for impairment. Often this is associated with a delay or shortfall in payments of 90 days or less. Commercial loans are rated on a scale of 1 to 8, with grades 1 to 4 being pass grades, 5 being special attention or watch, 6 substandard, 7 doubtful and 8 loss. Loans graded 6, 7 and 8 are considered for impairment. Loans are generally moved to nonaccrual status when 90 days or more past due. These loans are often considered impaired. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

Premises and Equipment: Premises and equipment are stated on the basis of cost, less accumulated depreciation. Depreciation is computed over the estimated useful lives of the assets, primarily by accelerated methods for income tax purposes, and by the straight line method for financial reporting purposes.

Other Real Estate: Other real estate (included as a component of other assets) includes properties acquired through either a foreclosure proceeding or acceptance of a deed in lieu of foreclosure and is initially recorded at lower of cost or fair value at the date of foreclosure, establishing a new cost basis. These properties are evaluated periodically and are carried at the lower of cost or estimated fair value less estimated costs to sell.

Acquisition Intangibles: The acquisition of purchased subsidiaries and branches has included amounts related to the value of customer deposit relationships ("core deposit intangibles") and excess of cost over estimated fair value of net assets acquired ("goodwill"). The core deposit intangibles are amortized over the expected life of the value of the acquired relationship. The goodwill is amortized using the straight line method for periods of not less than 15 years or more than 20 years.

Interest Income: Interest on loans is accrued over the term of the loans based upon the principal outstanding. The carrying value of impaired loans is periodically adjusted to reflect cash payments, revised estimates of future cash flows and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such and other cash payments are reported as reductions in carrying value. Increases or decreases in carrying value due to changes in estimates of future payments or the passage of time are reported as reductions or increases in bad debt expense.

Income Taxes: The Company records income tax expense based on the amount of taxes due on its tax return plus the change in deferred taxes computed, based on the future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates. The Company and its subsidiaries file a consolidated federal income tax return on a calendar year basis.

Earnings Per Share: Basic earnings per share is based on weighted average common shares outstanding. Diluted earnings per share includes the dilutive effect of additional common shares issuable under stock options. All per share amounts are restated for stock dividends and stock splits through the date of issue of the financial statements.

Comprehensive Income: Comprehensive income consists of net income and unrealized gains and losses on securities available for sale which is also recognized as a separate component of equity. Accumulated other comprehensive income consists of unrealized gains and losses on securities available for sale.

Supplemental Disclosure of Non-Cash Investing Activities: During 1997, the Company transferred $2,886,318 from loans held for sale to portfolio loans.

Reclassification: Certain 1998 and 1997 amounts have been reclassified to conform to the 1999 presentation.

Future Accounting Changes: Beginning January 1, 2001, a new accounting standard will require all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values will be recorded in the income statement. Fair value changes involving hedges will generally be recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. This is not expected to have a material effect; however, the actual effect will depend upon derivative holdings when the standard becomes effective.

Segment Information: While the Company's chief decision makers monitor the revenue streams of various products and services, operations are managed and financial performance is evaluated on a company wide basis. Accordingly, all of the Company's banking operations are considered by Management to be aggregated in one reportable operating segment.


NOTE B-ACQUISITIONS/DIVESTURES

The Company did not consummate any acquisitions during 1999. On August 8, 1997, the Company completed its acquisition of Lakeview Financial Corporation. The purchase price of the transaction was $17 million based on the Company's trading prices for a 20 day period ending six days prior to the merger. Over 98% of the common stock shareholders of Lakeview Financial Corporation elected to receive the Company's stock, resulting in the issuance of 898,830 shares. Cash of $681,000 and options for 23,594 shares with exercise prices of $6.59 to $9.74 completed the merger.

The acquisition was accounted for as a purchase transaction. Accordingly, the results of operations of Lakeview Financial Corporation are included with those of the Company for periods subsequent to the date of merger. Bank of Lakeview continues to operate as a community bank in the five communities (six locations) of their offices.

On April 1, 1999, the Company's Bank of Alma subsidiary sold its insurance agency, Niles Agency, Incorporated, to an unrelated third party. Operating results of the Niles Agency are included in consolidated results until the date of sale. A gain of $59,000 was recognized on the sale of the agency, and is included in other income of the consolidated statements of income and comprehensive income. The effect of the operation and sale of the Niles Agency was not material to the consolidated financial statements of the Company.


NOTE C--RESTRICTIONS ON VAULT CASH AND DUE FROM BANK ACCOUNTS

The Company's subsidiary banks are required to maintain average reserve balances in the form of cash and noninterest bearing balances due from the Federal Reserve Bank. The average reserve balances required to be maintained at December 31, 1999 and 1998, were $2,765,000 and $2,759,000 respectively. These reserves do not earn interest.

NOTE D--SECURITIES

The carrying amounts of securities and their fair values were as follows:

                                                                           Gross             Gross
                                                   Amortized            Unrealized        Unrealized            Fair
                                                     Cost                  Gains            Losses              Value
                                                     ----                  -----            ------              -----
Securities available for sale:
 December 31, 1999:
   U.S. Treasury                                 $  8,027,823         $   13,050      $   (38,842)       $  8,002,031
   U.S. governmental agency                        25,385,598              8,434         (606,608)         24,787,424
   States and political subdivisions               36,537,652            247,607         (487,236)         36,298,023
   Collateralized mortgage obligations              2,186,369              1,619          (13,100)          2,174,888
   Corporate                                       16,827,876              1,512         (133,776)         16,695,612
   Equity                                           2,308,239                  0                0           2,308,239
                                                  -----------          ---------       ----------         -----------
                                                 $ 91,273,557         $  272,222      $(1,279,562)       $ 90,266,217
                                                   ==========          =========       ==========         ===========
 December 31, 1998:
   U.S. Treasury                                 $  9,028,443         $  221,401      $       (51)       $  9,249,793
   U.S. governmental agency                        22,770,082            222,608          (60,658)         22,932,032
   States and political subdivisions               40,016,678          1,214,073         (134,582)         41,096,169
   Collateralized mortgage obligations              3,583,726             30,603             (529)          3,613,800
   Corporate                                       22,824,634            226,073          (46,819)         23,003,888
   Equity                                           1,815,341                  0                0           1,815,341
                                                  -----------          ---------       ----------         -----------
                                                 $100,038,904         $1,914,758      $(  242,639)       $101,711,023
                                                  ===========          =========       ==========         ===========

Gross realized gains (losses) on sales and calls of securities were:

                                                    1999             1998              1997
                                                    ----             ----              ----
                 Gross realized gains             $ 38,373         $  4,858          $  1,050
                 Gross realized losses             (39,758)         ( 1,529)          (30,782)
                                                    ------           ------            ------
                 Net realized gains               $( 1,385)        $  3,329          $(29,732)
                                                    ======          =======            ======

The amortized cost and fair value of securities at December 31, 1999, by stated maturity are shown below. Actual maturities may differ from stated maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                             Securities Available for Sale
                                                             -----------------------------
                                                          Amortized                  Fair
                                                             Cost                    Value
                                                             ----                    -----
Due in one year or less                                   $19,535,614             $19,573,244
Due after one year through five years                      40,109,099              39,726,547
Due after five years through ten years                     21,108,184              20,544,434
Due after ten years                                         8,212,421               8,113,753
                                                          -----------             -----------
     Total                                                 88,965,318              87,957,978
Equity securities                                           2,308,239               2,308,239
                                                          -----------             -----------
     Total securities                                     $91,273,557             $90,266,217
                                                           ==========              ==========

At December 31, 1999, securities with a carrying value approximating $59,108,000 were pledged to secure public and trust deposits, securities sold under agreements to repurchase, and for such other purposes as required or permitted by law.

NOTE E--SECONDARY MORTGAGE MARKET ACTIVITIES

Loans serviced for others, which are not reported as assets, total $233,660,000 and $215,308,000 at 1999 and 1998.

Activity for capitalized mortgage servicing rights was as follows:

                                                                         1999                      1998
                                                                         ----                      ----
Servicing rights:
     Beginning of year                                            $   997,226                 $ 503,370
     Additions                                                        598,983                   969,416
     Amortized to expense                                            (372,012)                 (475,560)
                                                                   ----------                  --------
     End of year                                                   $1,224,197                 $ 997,226
                                                                    =========                  ========

Management has determined that a valuation allowance is not necessary at December 31, 1999 or 1998.


NOTE F-LOANS

Loans at year-end were as follows:

                                                                        1999                      1998
                                                                        ----                      ----
     Commercial                                                     $132,640,574              $117,351,858
     Mortgage loans on real estate:
         Residential                                                 205,593,791               173,420,825
         Loans held for sale                                           1,117,160                 5,454,928
         Commercial                                                  131,323,729               109,412,665
         Construction                                                 25,918,504                23,415,773
     Consumer                                                         72,976,468                70,136,552
     Credit Card                                                       6,919,651                 6,519,740
                                                                    ------------             -------------
              Subtotal                                               576,489,877               505,712,341
     Less:
         Allowance for loan losses                                     9,317,000                 9,048,000
         Net deferred loan fees                                           52,276                     9,764
         Undisbursed loan funds                                       68,199,183                64,674,655
                                                                    ------------              ------------
     Loans, net                                                     $498,921,418              $431,979,922
                                                                     ===========               ===========

Activity in the allowance for loan losses for the year was as follows:

                                                                         1999                  1998                 1997
                                                                         ----                  ----                 ----
     Beginning balance                                                $9,048,000            $8,114,000           $6,247,000
     Lakeview allowance at acquisition                                                                            1,326,000
     Provision for loan losses                                           514,000             1,177,000            1,398,000
     Loans charged-off                                                  (799,000)             (712,000)          (1,270,000)
     Recoveries                                                          554,000               469,000              413,000
                                                                       ---------            ----------           ----------
     Ending balance                                                   $9,317,000            $9,048,000           $8,114,000
                                                                       =========             =========            =========

Impaired loans were as follows:

                                                                                   1999                      1998
                                                                                   ----                      ----
     Year-end loans with no allocated allowance for loan losses                 $   534,000              $   504,000
     Year-end loans with allocated allowance for loan losses                      4,139,000                1,102,000
                                                                                  ---------                ---------
     Total                                                                       $4,673,000               $1,606,000
                                                                                  =========                =========

                                                                              1999                  1998                  1997
                                                                              ----                  ----                  ----
     Amount of the allowance for loan losses allocated                    $   329,000          $   118,000         $    48,000

     Loans past due over 90 days still on accrual                         $   663,000          $   621,000         $ 1,215,158
     Average of impaired loans during the year                            $ 5,133,000          $ 1,879,000         $   972,000
     Interest income recognized during impairment                         $   284,000          $   128,000         $    87,000
     Cash-basis interest income recognized                                $   112,000          $    31,000         $         0

Approximately $57,300,000 of commercial loans were pledged to the Federal Reserve Bank of Chicago at December 31, 1999, to secure overnight borrowings.

NOTE G--PREMISES AND EQUIPMENT

Year end premises and equipment were as follows:

                                                                  1999                    1998
                                                                  ----                    ----
     Land                                                    $  3,230,319            $  3,174,570
     Buildings                                                 12,306,250              11,594,443
     Furniture, fixtures and equipment                          9,194,568               8,206,337
                                                              -----------             -----------
                                                               24,731,137              22,975,350
     Less:  Accumulated depreciation                           (9,802,710)             (8,917,731)
                                                              -----------             -----------
                                                              $14,928,427             $14,057,619
                                                               ==========              ==========

Rent expense for 1999 was $105,620 and for 1998 was $115,801. Rent commitments under noncancellable operating leases were as follows, before considering renewal options that generally are present.

                          2000                          $104,306
                          2001                           102,365
                          2002                           105,706
                          2003                           107,234
                          2004                            96,064
                                                        --------
                                  Total                 $515,675
                                                        ========

NOTE H--FEDERAL INCOME TAXES

Federal income taxes consist of the following:

                                                            1999                    1998                    1997
                                                            ----                    ----                    ----
           Current expense                              $3,835,000             $3,473,000                $2,536,000
           Deferred benefit                               (305,000)              (356,000)                 (285,000)
                                                         ---------              ---------                 ---------
              Total                                     $3,530,000             $3,117,000                $2,251,000
                                                         =========              =========                 =========

A reconciliation of the difference between federal income tax expense and the amount computed by applying the federal statutory tax rate of 34% is as follows:

                                                            1999                   1998                      1997
                                                            ----                   ----                      ----
           Tax at statutory rate                       $3,932,000             $ 3,543,000                 $2,655,000
           Effect of surtax exemption                      16,000                   4,000
           Effect of tax-exempt interest                 (544,000)               (550,000)                  (619,000)
           Other                                          126,000                 120,000                    215,000
                                                       ----------             -----------                  ---------
              Federal income taxes                     $3,530,000             $ 3,117,000                 $2,251,000
                                                        =========              ==========                  =========

              Effective tax rate                              31%                     30%                        29%

The components of deferred tax assets and liabilities consist of the following at December 31:

Deferred tax assets:                                                          1999                        1998
                                                                              ----                        ----
   Allowance for loan losses                                               $2,799,000                  $2,603,000
   Unrealized loss on securities available for sale                           342,000
   Deferred compensation                                                      951,000                     708,000
   Other                                                                      395,000                     588,000
                                                                           ----------                 -----------
      Total deferred tax assets                                             4,487,000                   3,899,000
                                                                            ---------                  ----------
Deferred tax liabilities:
   Fixed assets                                                            (1,417,000)                 (1,491,000)
   Unrealized gain on securities available for sale                                                      (569,000)
   Mortgage servicing rights                                                 (416,000)                   (380,000)
   Purchase accounting adjustment                                            (517,000)                   (559,000)
   Other                                                                      (94,000)                    (73,000)
                                                                           -----------                -----------
      Total deferred tax liabilities                                       (2,444,000)                 (3,072,000)
                                                                           ----------                  ----------
Net deferred tax asset                                                    $ 2,043,000                 $   827,000
                                                                           ==========                 ===========

A valuation allowance related to deferred tax assets is required when it is considered more likely than not that all or part of the benefits related to such assets will not be realized. Management has determined that no such allowance is required at December 31, 1999 or 1998.

Deferred tax assets at December 31, 1999 and 1998, are included in other assets in the accompanying consolidated balance sheets.

Federal income tax laws require recapture of the tax loan loss reserve when average assets of the group exceed $500 million. The recapture occurs over a four year period in amounts equal to 10%, 20%, 30% and 40% of the tax loan loss reserve. The total amount subject to recapture is $1,548,000 and will be recaptured as follows: $155,000 in 1998; $310,000 in 1999; $464,000 in 2000; and
$619,000 in 2001.


NOTE I--DEPOSITS

Time deposits of $100,000 or more were $41,996,000 and $39,798,000 at year-end 1999 and 1998.

Scheduled maturities of time deposits were as follows:

                Year                            Amount
                ----                            ------
                2000                            $160,324,534
                2001                              26,066,891
                2002                              11,274,229
                2003                               6,646,585
                2004                               4,496,756
                2005 and after                        27,837
                                                ------------
                Total                           $208,836,832

NOTE J--BORROWINGS

Information relating to securities sold under agreements to repurchase follows:

At December 31:                                            1999                   1998                    1997
                                                           ----                   ----                    ----
   Outstanding balance                                  $21,519,000            $18,678,000             $12,932,000
   Average interest rate                                   4.17%                  3.88%                   4.23%

Daily average for the year:
   Outstanding balance                                  $19,495,000            $15,618,000             $10,894,000
   Average interest rate                                   4.05%                  4.15%                   4.36%

Maximum outstanding at any month end                    $21,519,000            $18,678,000             $13,911,000

Securities sold under agreements to repurchase (repurchase agreements) generally have original maturities of less than one year. Repurchase agreements are treated as financings and the obligations to repurchase securities sold are reflected as liabilities. Securities involved with the agreements are recorded as assets of the Company and are primarily held in safekeeping by correspondent banks. Repurchase agreements are offered principally to certain large deposit customers as deposit equivalent investments.

At year-end, advances from the Federal Home Loan Bank were as follows:

                                                                                  1999                      1998
                                                                                  ----                      ----
     Maturities January 2000 through October 2017 primarily
          fixed rate at rates from 4.64% to 7.30% averaging 5.73%               $38,185,266              $14,103,412

Each Federal Home Loan Bank advance is payable at its maturity date, with a prepayment penalty. The advances were collateralized by at least $61,096,000 and $22,565,000 of first mortgage loans under a blanket lien arrangement at year-end 1999 and 1998.

Maturities over the next five years are:

                                  2000            $ 27,470,000
                                  2001                 250,000
                                  2002                       0
                                  2003               7,000,000
                                  2004                       0
                        2005 and after               3,465,266
                                                   -----------
                                                   $38,185,266
                                                   ===========

NOTE K--BENEFIT PLANS

The Company established an Employee Stock Ownership Plan (ESOP) effective January 1, 1988, covering substantially all employees. The ESOP is a qualified stock bonus plan, a qualified 401(k) salary deferral plan and a qualified employee stock ownership plan. Both employee and employer contributions may be made to the ESOP. The Company's 1999, 1998, and 1997 matching 401(k) contributions charged to expense were $275,796, $264,441, and $204,165 respectively. The percent of the Company's matching contributions to the 401(k) is determined annually by the Board of Directors.

The Board of Directors established the Firstbank Corporation Affiliated Deferred Compensation Plan (Plan). Directors of the holding company and each affiliate bank are eligible to participate in the Plan. In addition, key management of the holding company and affiliate banks as designated by the Board of Directors, are eligible to participate. The Plan is a nonqualified plan as defined by the Internal Revenue Code. As such, all contributions are invested at the direction of the participant and are assets of the Company. The Company recognizes a corresponding liability to each participant. The Plan allows Directors to defer their director fees and key management to defer a portion of their salaries into the Plan.


NOTE L--STOCK OPTIONS

The Firstbank Corporation Stock Option Plans of 1993 and 1997 ("Plans") provide for the grant of 281,420 and 231,525 shares of stock, respectively, in either restricted form or under option. Options may be either incentive stock options or nonqualified stock options. The Plan of 1993 will terminate April 26, 2003. The 1997 Plan will terminate April 28, 2007. The Board, at its discretion, may terminate either or both Plans prior to the Plans' termination dates.

Each option granted under the Plans may be exercised in whole or in part during such period as is specified in the option agreement governing that option. Options are issued with exercise prices equal to the stock's market value at date of issuance. A nonqualified stock option may not be exercised after fifteen years from the grant date. Incentive stock options may not be exercised after ten years from the grant date.

The following is a summary of option transactions which occurred during 1997, 1998 and 1999:

                                                                         Number                Weighted
                                                                       of Shares                Average
                                                                       ---------                -------
Outstanding  - December 31, 1996                                        219,904                $10.38
Granted                                                                  92,379                 19.76
Granted pursuant to acquisition                                          47,301                  9.71
Exercised                                                               (12,847)                 8.44
Canceled                                                                 (4,968)                12.70
                                                                       --------
Outstanding  - December 31, 1997                                        341,769                 12.92
Granted                                                                  94,099                 29.03
Exercised                                                               (15,115)                10.76
Canceled                                                                (10,945)                15.78
                                                                       --------
Outstanding - December 31, 1998                                         409,808                 16.58
Granted                                                                  43,365                 21.67
Exercised                                                               (52,750)                10.29
Canceled                                                                (12,303)                20.90
                                                                       --------
Outstanding - December 31, 1999                                         388,120                 17.86
Available for exercise -- December 31, 1999                             177,067                 14.92
Available for grant -- December 31, 1999                                 38,966

Financial Accounting Standards No. 123, Accounting for Stock Based Compensation (SFAS 123) establishes a fair value based method of accounting for employee stock options. Accordingly, the following pro forma information presents net income and earnings per share information as if SFAS 123 had been adopted. No compensation cost was actually recognized for stock options in 1999, 1998, or 1997.

                                                              1999                 1998                1997
                                                              ----                 ----                ----
    Net income as reported                                 $8,036,033           $7,302,570          $5,557,731
       Pro forma net income                                $7,922,573           $7,222,719          $5,507,459

    Basic earnings per share as reported                      $1.70                $1.54               $1.34
       Pro forma basic earnings per share                     $1.68                $1.52               $1.32

    Diluted earnings per share as reported                    $1.66                $1.48               $1.30
       Pro forma diluted earnings per share                   $1.64                $1.47               $1.29

In future years, the pro forma effect under this standard is expected to increase as additional options are granted.

The fair value of options granted during 1999, 1998, and 1997 is estimated using the Black-Scholes model and the following weighted average information: risk free interest rate of 6.28%, 5.06% and 5.86%; expected life of 7 years; expected volatility of stock price of 36.2%, 33.9% and 27.4%; and expected dividends of 3% per year. The fair value of the options granted in 1999, 1998, and 1997, were $235,000, $207,000 and $227,000 respectively. For options outstanding at December 31, 1999, the range of exercise prices was $7.73 to $29.03, and the weighted average remaining contractual life was 12.4 years.


NOTE M--RELATED PARTY TRANSACTIONS

Loans to principal officers, directors, and their affiliates in 1999 were as follows:

              Beginning balance                                              $ 14,833,310
              New loans                                                        26,286,835
              Effect of changes in related parties                               (314,356)
              Repayments                                                      (20,122,206)
                                                                               ----------
              Ending balance                                                 $ 20,683,583
                                                                              ===========

Deposits from principal officers, directors, and their affiliates at year end 1999 and 1998 were $8,217,000 and $7,772,000.

Directors have deferred some of their fees for future payment, including interest. Amounts deferred are expensed, and were $62,600 and $62,400 for 1999 and 1998.


NOTE N--FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off balance sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

Financial instruments with off-balance-sheet risk were as follows at year end:

                                                      1999                               1998
                                                      ----                               ----
                                            Fixed Rate    Variable Rate        Fixed Rate     Variable Rate
    Commitments to make loans
       (at market rates)                    $5,410,972       $3,763,841        $6,970,298          $  0
    Unused lines of credit and
        letters of credit                   $9,026,298      $49,998,072        $4,534,424       $53,169,933

Commitments to make loans are generally made for periods of 60 days or less. The fixed rate loan commitments have interest rates ranging from 5.9% to 12.0% and maturities ranging from 15 years to 30 years.

NOTE O--CONTINGENCIES

From time to time certain claims are made against the Company and its banking subsidiaries in the normal course of business. There were no outstanding claims considered by management to be material at December 31, 1999.


NOTE P--DIVIDEND LIMITATION OF SUBSIDIARIES

The subsidiary banks are restricted in their ability to pay dividends to the Company by regulatory requirements. For 2000, approximately $12,710,000 of the subsidiaries' retained earnings (in addition to their 2000 net income) is available for transfer in the form of dividends without prior regulatory approval.


NOTE Q--CAPITAL ADEQUACY

The Company and its subsidiary banks are subject to regulatory capital requirements administered by federal regulatory agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors. The regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required. The capital ratios of the Company and each of its affiliate banks exceed the requirements to be considered well capitalized. The minimum requirements are:

                                                 Capital to risk-weighted assets                  Tier 1 capital
                                                 Total                     Tier 1            to adjusted total assets
                                                 -----                     ------            ------------------------
           Well capitalized                       10%                       6%                       5%
           Adequately capitalized                 8%                        4%                       4%
           Undercapitalized                       6%                        3%                       3%

At December 31, 1999, actual capital levels were:

                                                Total                   Tier 1                  Tier 1
                                              Risk-Based               Risk-Based              Leverage
                                             Capital Ratio            Capital Ratio             Ratio
                                             -------------            -------------             -----
Firstbank Corporation -- Consolidated         12.24%                    10.98%                   8.49%
Bank of Alma                                  12.63%                    11.37%                   8.72%
Firstbank                                     10.29%                     9.04%                   7.96%
1st Bank                                      11.23%                     9.97%                   7.47%
Lakeview                                      15.17%                    13.92%                   9.98%

The following tables show the dollar amounts, in thousands, of the Company's capital and the amounts that exceed current regulatory requirements:

                                                    Total                Tier 1
                                                  Risk-Based           Risk-Based           Tier 1
                                                   Capital              Capital            Leverage
                                                  ----------           ----------         ---------
Actual Capital balances at December 31, 1999
Firstbank Corporation -- Consolidated             $58,780              $52,735            $52,735
     Bank of Alma                                  20,428               18,383             18,383
     Firstbank                                     11,431               10,042             10,042
     1st Bank                                      14,328               12,720             12,720
     Lakeview                                      12,031               11,037             11,037

                                              Total              Tier 1
                                            Risk-Based         Risk-Based          Tier 1
                                             Capital             Capital           Leverage
                                            ----------         ----------          --------
Adequate regulatory capital level
Firstbank Corporation -- Consolidated       $38,427            $19,213            $24,844
     Bank of Alma                            12,937              6,468              8,436
     Firstbank                                8,885              4,442              5,046
     1st Bank                                10,205              5,102              6,808
     Lakeview                                 6,344              3,172              4,421

Well capitalized regulatory capital level
Firstbank Corporation -- Consolidated       $48,034            $28,820            $31,056
     Bank of Alma                            16,171              9,703             10,545
     Firstbank                               11,106              6,664              6,307
     1st Bank                                12,756              7,653              8,510
     Lakeview                                 7,930              4,758              5,527

At December 31, 1998, actual capital levels were:

                                            Total               Tier 1              Tier 1
                                          Risk-Based          Risk-Based           Leverage
                                         Capital Ratio       Capital Ratio          Ratio
                                         -------------       -------------         --------
Firstbank Corporation -- Consolidated        12.47%              11.21%               8.33%
     Bank of Alma                            11.35%              10.09%               7.94%
     Firstbank                               11.91%              10.66%               8.75%
     1st Bank                                11.96%              10.69%               7.31%
     Lakeview                                15.09%              13.83%              10.01%

The following tables show the dollar amounts, in thousands, of the Company's capital and the amounts that exceed current regulatory requirements:

                                                          Total                      Tier 1
                                                        Risk-Based                 Risk-Based                  Tier 1
                                                          Capital                    Capital                  Leverage
Actual Capital balances at December 31, 1998
Firstbank Corporation -- Consolidated        $54,534              $49,025            $49,025
     Bank of Alma                             18,936               16,832             16,832
     Firstbank                                10,614                9,498              9,498
     1st Bank                                 12,875               11,512             11,512
     Lakeview                                 11,171               10,240             10,240

Adequate regulatory capital level
Firstbank Corporation -- Consolidated        $34,975              $17,487            $23,534
     Bank of Alma                             13,341                6,670              8,483
     Firstbank                                 7,128                3,564              4,342
     1st Bank                                  8,611                4,305              6,303
     Lakeview                                  5,922                2,961              4,091

Well capitalized regulatory capital level
Firstbank Corporation -- Consolidated        $43,719              $26,232             $29,418
     Bank of Alma                             16,677               10,006              10,604
     Firstbank                                 8,910                5,346               5,428
     1st Bank                                 10,764                6,459               7,879
     Lakeview                                  7,403                4,442               5,114

NOTE R--FAIR VALUE OF FINANCIAL INSTRUMENTS

Carrying amount and estimated fair values of financial instruments were as follows at year-end:

                                                                        1999                                     1998
                                                                        ----                                     ----
                                                          Carrying                                Carrying
(Dollars in thousands)                                   or Notional          Fair               or Notional          Fair
                                                           Amount             Value                Amount             Value
                                                           ------             -----                ------             -----
Financial assets:
     Cash and cash equivalents                          $   25,197         $    25,197           $   35,492         $   35,492
     Securities available for sale                          90,266              90,266              101,711            101,711
     Loans, net                                            498,922             489,801              431,980            438,963
     Accrued interest receivable                             3,489               3,489                3,464              3,464
Financial liabilities:
     Deposits                                            $(491,404)          $(490,272)           $(494,053)         $(494,685)
     Securities sold under agreements to repurchase
        and overnight borrowings                           (51,819)            (51,560)             (26,578)           (26,996)
     Notes payable                                         (38,384)            (38,053)             (14,317)           (15,049)
     Accrued interest payable                               (1,225)             (1,225)              (1,311)            (1,311)
Off-balance sheet credit-related items:
     Loan commitments                                    $  68,199              ----             $   64,675             ----

The methods and assumptions used to estimate fair value are described as follows.

Carrying amount is the estimated fair value for cash and cash equivalents, short term borrowings, Federal Home Loan Bank stock, accrued interest receivable and payable, demand deposits, short term debt, and variable rate loans or deposits that reprice frequently and fully. Security fair values are based on market prices or dealer quotes, and if no such information is available, on the rate and term of the security and information about the issuer. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values. Fair value of loans held for sale is based on market quotes. Fair value of debt is based on current rates for similar financing. The fair value of off balance sheet items is based on the current fees or cost that would be charged to enter into or terminate such arrangements.


NOTE S-BASIC AND DILUTED EARNINGS PER SHARE

                                                                                      Year Ended December 31
                                                                        1999                  1998                  1997
                                                                        ----                  ----                  ----
Earnings per share
     Net income                                                       $8,036,033           $7,302,570            $5,557,731

     Weighted average common shares outstanding                        4,723,081            4,745,845             4,155,724
                                                                       =========            =========             =========

         Earnings per share                                                $1.70                $1.54                 $1.34
                                                                            ====                 ----                  ====
Earnings per share assuming dilution
     Net income                                                       $8,036,033           $7,302,570            $5,557,731
                                                                       =========            =========             =========

     Weighted average common shares outstanding                        4,723,081            4,745,845             4,155,724

     Add dilutive effects of assumed exercises of options                116,135              181,001               114,942
                                                                      ----------           ----------            ----------
     Weighted average common and dilutive potential
         common shares outstanding                                     4,839,216            4,926,846             4,270,666
                                                                       =========            =========             =========
Earnings per share
     Assuming dilution                                                     $1.66                $1.48                 $1.30
                                                                            ====                 ====                  ====

Stock options for 89,468 and 92,436 shares of common stock were not considered in computing diluted earnings per share for 1999 and 1997 because they were antidulitive.

NOTE T--FIRSTBANK CORPORATION (PARENT COMPANY ONLY)
CONDENSED FINANCIAL INFORMATION

CONDENSED BALANCE SHEETS

                                                                                                   December 31
                                                                                        1999                      1998
                                                                                        ----                      ----
     ASSETS
         Cash and cash equivalents                                                   $    364,520               $ 1,262,996
         Securities available for sale                                                     17,247                    15,349
         Investment in and advances to banking subsidiaries                            55,635,013                53,673,418
         Other assets                                                                   7,940,804                 7,433,588
                                                                                      -----------               -----------
         Total assets                                                                 $63,957,584               $62,385,351
                                                                                       ==========                ==========
     LIABILITIES AND EQUITY
         Accrued expenses and other liabilities                                      $  2,925,534               $ 2,610,407
         Shareholders' equity                                                          61,032,050                59,774,944
                                                                                       ----------                ----------
         Total liabilities and shareholders' equity                                   $63,957,584               $62,385,351
                                                                                       ==========                ==========

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

Years ended December 31                                                       1999                  1998                 1997
                                                                              ----                  ----                 ----
     Dividends from banking subsidiaries                                   $4,890,000            $3,138,000          $1,638,000
     Other income                                                             330,264               191,428              67,223
     Other expense                                                         (1,052,615)             (862,439)           (497,248)
                                                                            ---------             ---------           ---------
     Income before income tax and  undistributed subsidiary income          4,167,649             2,466,989           1,207,975
     Income tax benefit                                                       139,000               121,000              83,612
     Equity in undistributed subsidiary income                              3,729,384             4,714,581           4,266,144
                                                                            ---------             ---------          ----------
     Net income                                                             8,036,033             7,302,570           5,557,731
     Change in unrealized gain(loss) on securities,
         net of tax and classification effects                             (1,767,785)              216,541             323,720
                                                                            ---------             ---------           ---------
     Comprehensive income                                                  $6,268,248            $7,519,111          $5,881,451
                                                                            ---------             =========           =========

CONDENSED STATEMENTS OF CASH FLOWS

Years ended December 31                                                      1999                  1998                 1997
                                                                             ----                  ----                 ----
     Cash flows from operating activities
         Net income                                                        $8,036,033            $7,302,570          $5,557,731
         Adjustments:
              Equity in undistributed subsidiary income                    (3,729,384)           (4,714,581)         (4,266,144)
              Change in other assets                                         (507,216)             (509,086)           (675,823)
              Change in other liabilities                                     315,127               868,030           1,068,773
                                                                          -----------           -----------           ---------
                  Net cash from operating activities                        4,114,560             2,946,933           1,684,537
     Cash flows from investing activities
              Purchases of securities available for sale                       (1,898)               (7,101)
                                                                         ------------          ------------
              Net cash from investing activities                               (1,898)               (7,101)
     Cash flows from financing activities
         Cash used for acquisition                                                                                     (680,774)
         Proceeds from stock issuance                                       2,656,106             1,433,182           1,045,896
         Purchase of common stock                                          (4,792,687)           (1,213,670)
         Dividends paid and cash paid in lieu of
              fractional shares on stock dividend                          (2,874,557)           (2,495,573)         (1,872,649)
                                                                            ---------             ---------           ---------
              Net cash from financing activities                           (5,011,138)           (2,276,061)         (1,507,527)
                                                                            ---------             ---------           ---------
     Net change in cash and cash equivalents                                 (898,476)              663,771             177,010
     Beginning cash and cash equivalents                                    1,262,996               599,225             422,215
                                                                          -----------           -----------         -----------
     Ending cash and cash equivalents                                   $     364,520           $ 1,262,996        $    599,225
                                                                         ============            ==========         ===========

NOTE U--OTHER COMPREHENSIVE INCOME

Other comprehensive income components and related taxes were as follows:

                                                                                        1999            1998            1997
                                                                                        ----            ----            ----
Unrealized holding gains and losses on available-for-sale securities                $(2,680,844)     $ 331,418        $460,754
Less reclassification adjustments for gains and losses later recognized in income        (1,385)         3,329         (29,732)
                                                                                    -----------      ---------        --------
Net unrealized gains and losses                                                      (2,679,459)       328,089         490,486
Tax effect                                                                              911,674       (111,548)       (166,766)
                                                                                    -----------       --------        --------

Other comprehensive income                                                          $(1,767,785)     $ 216,541        $323,720
                                                                                      =========       ========        ========

NOTE V - SUBSEQUENT EVENTS

The Board of Directors of the Company has approved the formation of a new bank subsidiary in St. Johns, Michigan. The bank will be known as Firstbank -- St. Johns, and is expected to open during the second quarter of 2000. Applications to regulatory agencies have been filed and a President and Chief Executive Officer has been named. Negotiations are nearing conclusion for the purchase of a facility to house the new bank.

On January 1, 2000, John McCormack retired as President and Chief Executive Officer and member of the Board of Directors of Firstbank Corporation. Thomas R. Sullivan has been appointed to fill these vacancies. Mr. Sullivan has been President, Chief Executive Officer, and a director of Firstbank, Mt. Pleasant, since 1991. He served as Vice President of the Corporation from 1991 to 1996, and as Executive Vice President of the Corporation since 1996.

FIRSTBANK CORPORATION

BOARD OF DIRECTORS                        OFFICERS

William E. Goggin, Chairman               John McCormack 1
Chairman, Bank of Alma                    President and Chief Executive Officer
Attorney, Goggin & Baker
                                          Thomas R. Sullivan
Duane A. Carr                             Executive Vice President and President
Attorney, Carr & Mullendore, PC            Elect

Edward B. Grant                           Mary D. Deci
Chairman, Firstbank                       Vice President, Secretary, Treasurer
Director, Public Broadcasting,             and Chief Financial Officer
 Central Michigan University
                                          Richard L. Jarvis
Charles W. Jennings                       Vice President
Attorney, Jennings & Ellias, PC
                                          Dale  A. Peters
John McCormack 1                          Vice President
President and Chief Executive
 Officer, Firstbank Corporation           Richard J. Schurtz 2
President, Chief Executive Officer        Vice President
 and Trust Officer, Bank Of Alma
                                          James E. Wheeler, II
Phillip G. Peasley                        Vice President
Operations Manager, Peasley's
 Hardware & Carpeting Inc. (Retail)

David D. Roslund, CPA
Administrator, Wilcox Health Care
 Center (Long-Term Care Facility)
Small Business Investor and Manager



--------------------------------------------------------------------------------


FIRSTBANK CORPORATION
311 Woodworth Avenue                    Firstbank Corporation Operations Center
P. O. Box 1029                          308 Woodworth Avenue
Alma, Michigan  48801                   Alma, Michigan  48801

(517) 463-3131

                                                                1 Retired 1/1/00
                                                                2 Retired 1/7/00

BANK OF ALMA

BOARD OF DIRECTORS                           OFFICERS

William E. Goggin, Chairman                  John McCormack 1
Chairman, Firstbank Corporation              President, Chief Executive Officer
Attorney, Goggin & Baker                      and Trust Officer

Bob M. Baker                                 James E. Wheeler, II
President and CEO, Gratiot                   Executive Vice President,
 Community Hospital                           Loan Officer, and President Elect

Sally M. (Peggy) Bever 2                     Mary D. Deci
Business Manager                             Executive Vice President,
                                              Controller, Cashier and Chief
Sandra S. Brooks                              Financial Officer
Chief Operating Officer, Powell
 Fabrication & Manufacturing                 Timothy P. Clark
                                             Vice President and Senior Trust
Donald W. Crumbaugh                           Officer
Agriculture
                                             Steven E. Canole
Paul C. Lux                                  Vice President
Owner, Lux Funeral Homes, Inc.
                                             Gregory A. Daniels
John McCormack                               Vice President
Retired
Former President and Chief                   Marita A. Harkness
 Executive Officer, Firstbank                Vice President
 Corporation
Former President, Chief Executive            Gerald E. Kench
 Officer and Trust Officer, Bank             Vice President
 of Alma
                                             Timothy M. Lowe
Phillip G. Peasley                           Vice President
Operations Manager, Peasley's
 Hardware & Carpeting Inc.

David D. Roslund, CPA
Administrator, Wilcox Health Care
 Center
Small Business Investor and Manager

Victor V. Rozas, M.D.
Physician

Alan J. Stone
President, Alma College

---------------------------------------------------------------------------------------------------------
OFFICE LOCATIONS
Alma                    Ashley                     Merrill                      St. Louis
  7455 N. Alger Rd.       114 S. Sterling St.        125 W. Saginaw St.           135 W. Washington Ave.
  (517) 463-3134          (517) 847-2394             (517) 643-7253               (517) 681-5758

  230 Woodworth Ave.    Auburn                     Riverdale                    Vestaburg
  (517) 463-3131          4710 S. Garfield Rd.       6716 N. Lumberjack Rd.       8846 Third St.
                          (517) 662-4459             (517) 833-7331               (517) 268-5445
  311 Woodworth Ave.
  (517) 463-3131        Ithaca                     St. Charles
                          219 E. Center St.          102 Pine St.
                          (517) 875-4107             (517) 865-9918

                                                                1 Retired 1/1/00
                                                                2 Deceased

FIRSTBANK

BOARD OF DIRECTORS                         OFFICERS

Edward B. Grant, Chairman                  Thomas R. Sullivan
Director, Public Broadcasting,             President and Chief Executive Officer
 Central Michigan University
                                           Richard L. Jarvis
Ralph E. Baumgarth                         Executive Vice President
Dentist
                                           Mark B. Perry
Ralph M. Berry                             Senior Vice President
Owner, Berry Funeral Home
                                           James M. Taylor
Kenneth C. Bovee, CPM                      Senior Vice President
Partner, Keystone Property
 Management, Inc.                          Robert L. Wheeler
                                           Senior Vice President
Glen D. Blystone
Certified Public Accountant,               Daniel J. Timmins
Blystone & Bailey, CPAs, PC                Vice President

Sibyl M. Ellis
President, Someplace Special, Inc.

Keith A. Gaede
Pharmacist, Punches Pharmacy

Douglas N. LaBelle
Partner, LaBelle Management

William M. McClintic
Attorney, W.M. McClintic, P.C.

John McCormack 1
President & CEO, Firstbank Corporation
President & CEO, Bank of Alma

Phillip R. Seybert
President, P.S. Equities, Inc.

Thomas R. Sullivan
President and Chief Executive Officer,
 Firstbank
Executive Vice President and President
 Elect, Firstbank Corporation

Arlene A. Yost
Secretary and Treasurer, Jay's Sporting
 Goods, Inc.

--------------------------------------------------------------------------------
OFFICE LOCATIONS

Mt. Pleasant                  Mt. Pleasant              Mt. Pleasant              Mt. Pleasant
     102 S. Main St.            4699 E. Pickard St.       2013 S. Mission St.       1925 E. Remus Rd.
     (517) 773-2600             (517) 773-2335            (517) 773-3959            (517) 775-8528

Clare                         Shepherd                  Winn
      806 N. McEwan Ave.        258 W. Wright Ave.        2783 Blanchard Rd.
      (517) 386-7313            (517) 828-6625            (517) 866-2210

                                                                1 Retired 1/1/00

1st BANK

BOARD OF DIRECTORS                         OFFICERS

Dale A. Peters, Chairman                   Dale A. Peters
President and Chief Executive              President and Chief Executive Officer
 Officer, 1st Bank
Vice President, Firstbank Corporation      Daniel H. Grenier
                                           Senior Vice President
Bryon A. Bernard
CEO, Bernard Building Center               Michael F. Ehinger
                                           Vice President
Joseph M. Clark
Owner, Morse Clark Furniture               Danny J. Gallagher
                                           Vice President
Timothy H. Eyth
Owner, West Branch Veterinary Services     Rosalind A. Heideman
                                           Vice President
David W. Fultz
Owner, Fultz Insurance Agency              Eileen S. McGregor
                                           Vice President
Robert T. Griffin
Owner and President, Griffin Beverage      Richard L. Pfahl
 Company,                                  Vice President
Northern Beverage Co., and West Branch
 Tank & Trailer                            W. John Powell
                                           Vice President
Charles W. Jennings
Attorney, Jennings & Ellias, PC            Larry M. Schneider
                                           Vice President
John McCormack 1
President & CEO, Firstbank Corporation     Marie A. Wilkins
President & CEO, Bank of Alma              Vice President

Norman J. Miller
Owner, Miller Farms, and Miller Dairy
 Equipment and Feed

Jeffrey C. Schubert
Dentist

Robert R. Smith                            SUBSIDIARIES
Insurance Consultant                       1st Armored, Incorporated
                                           1st Collections, Incorporated
Camila J. Steckling
Weinlander, Fitzhugh
Certified Public Accountants &
 Consultants


--------------------------------------------------------------------------------
OFFICE LOCATIONS

West Branch           Fairview                   Hale                         St. Helen
  502 W. Houghton       1979 Miller                3281 M-65                    2040 N. St. Helen
  (517) 345-7900        (517) 848-2243             (517) 728-7566               (517) 389-1311

  601 W. Houghton     Roscommon                  Roscommon                    Rose City
  (517) 345-7900        Higgins Lake Branch        Loan Production Office       505 S. Bennett
                        4522 W. Higgins Lake       P.O. Box 401                 (517) 685-3909
  2087 S. M-76          Roscommon, MI              Roscommon, MI
  (517) 345-5050        (517) 821-9231             (517) 275-8970

                                                                1 Retired 1/1/00

BANK OF LAKEVIEW


BOARD OF DIRECTORS                           OFFICERS

V. Dean Floria, Chairman                  Richard J. Schurtz 2
Owner, Floria Parts Plus, Inc.            President and Chief Executive Officer

Duane A. Carr                             William L. Benear
Attorney, Carr & Mullendore               Executive Vice President and President
                                           Elect
John B. Crawford
Agriculture, Crawford Farms               David L. Miller
                                          Senior Vice President
Chalmer Gale Hixson
Owner, Country Corner Supermarket         Kim D. vonKronenberger
Owner, A Flair for Hair                   Vice President
Owner, Harry Chalmers, Inc.

John McCormack 1
President and Chief Executive Officer,
 Firstbank Corporation
President, Chief Executive Officer, &
 Trust Officer, Bank of Alma

Gerald L. Nielsen
Owner, Nielsen's TV & Appliances

Richard J. Schurtz 2
President and Chief Executive Officer,
 Bank of Lakeview
Vice President, Firstbank Corporation




--------------------------------------------------------------------------------
OFFICE LOCATIONS

Lakeview                     Canadian Lakes            Howard City                         Morley
  506 Lincoln Avenue           10049 Buchanan Road       20020 Howard City/Edmore Road       101 E 4th Street
  (517) 352-7271               Stanwood, MI              (231) 937-4383                      (231) 856-7652
                               (231) 972-4200
  9531 N Greenville Road                               Remus
  (517) 352-8180                                         201 W Wheatland Avenue
                                                         (517) 967-3602

                                                                1 Retired 1/1/00
                                                                2 Retired 1/7/00

BUSINESS OF THE COMPANY

Firstbank Corporation (the "Company") is a bank holding company. As of December 31, 1999, the Company's wholly owned subsidiaries are Bank of Alma, Firstbank, 1st Bank, Bank of Lakeview, 1st Armored, Incorporated, and 1st Collections Incorporated. As of December 31, 1999, the Company and its subsidiaries employed 300 people on a full-time equivalent basis.

The Company is in the business of banking. Each subsidiary bank of the Company is a full service community bank. The subsidiary banks offer all customary banking services, including the acceptance of checking, savings and time deposits, and the making of commercial, agricultural, real estate, personal, home improvement, automobile and other installment and consumer loans. Bank of Alma also offers trust services. Deposits of each of the banks are insured by the Federal Deposit Insurance Corporation.

The banks obtain most of their deposits and loans from residents and businesses in Bay, Clare, Gratiot, Iosco, Isabella, Mecosta, Midland, Montcalm, Ogemaw, Oscoda, Roscommon, Saginaw and parts of Clinton County. Bank of Alma has its main office and one branch in Alma, Michigan, and one branch located in each of the following areas: Ashley, Auburn, Ithaca, Merrill, Pine River Township (near
Alma), Riverdale, St. Charles, St. Louis, and Vestaburg, Michigan. Firstbank has its main office in Mt. Pleasant, Michigan, two branches located in Union Township (near Mt. Pleasant), and one branch located in each of the following areas: Clare, Mt. Pleasant, Shepherd, and Winn, Michigan. 1st Bank has its main office in West Branch, Michigan, and one branch located in each of the following areas: Fairview, Hale, Higgins Lake, Rose City, St. Helen, and West Branch Township (near West Branch), Michigan. Bank of Lakeview has its main office and one branch in Lakeview, Michigan, and one branch located in each of the following areas: Canadian Lakes, Howard City, Morley, and Remus. The banks have no material foreign assets or income.

The principal sources of revenues for the Company and its subsidiaries are interest and fees on loans. On a consolidated basis, interest and fees on loans accounted for approximately 78% of total revenues in 1999, 76% in 1998, and 80% in 1997. Interest on investment securities accounted for approximately 10% of total revenues in 1999, 12% in 1998, and 11% in 1997. No other single source of revenue accounted for 10% of the Company's total revenues in any of the last 3 years.

CORPORATE INFORMATION
Annual Meeting                                      Stock Information

The annual meeting of shareholders                  Firstbank Corporation shares
will be held on Monday, April 24, 2000,             are listed Over the Counter
5:00 p.m., at the Comfort Inn, Alma,                Bulleting Board under the
Michigan.                                           symbol FBMI.

                                                    First of Michigan
Independent Auditors                                Mike Young
Crowe Chizek and Company LLP                        1-800-521-1197
Grand Rapids, Michigan
                                                    McDonald Investments
General Counsel                                     Chris Turner
Varnum Riddering Schmidt & Howlett LLP              1-800-548-6011
Grand Rapids, Michigan
   - and -                                          Morgan Stanley Dean Witter
Warner Norcross & Judd LLP                          Ted Vogt
Grand Rapids, Michigan                              1-800-788-9640

Transfer Agent                                      Raymond James Financial
Bank of Alma Shareholder Services Department        Louis Parks
(517) 463-3131 extension 7336                       800-248-8863
Toll free shareholder hotline: (888) 637-0590
                                                    Robert W. Baird & Company
                                                    Bill L. Ockerlund
                                                    1-888-202-5048

                                                    Stifel, Nicolaus & Company,
                                                      Inc.
                                                    Pete VanDer Schaaf
                                                    1-800-676-0477

                                                    Tucker Anthony
                                                    Jack Korff
                                                    1-888-861-2200